Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”) is dated as of April 9, 2021, between Novo Integrated Sciences, Inc., a Nevada corporation (the “Company”), and each purchaser identified on the signature pages hereto (each, including its successors and assigns, a “Purchaser” and collectively the “Purchasers”).

WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to (i) an effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”) as to the Shares and (ii) an exemption from the registration requirements of Section 5 of the Securities Act contained in Section 4(a)(2) thereof and/or Regulation D thereunder as to the Warrants, the Company desires to issue and sell to each Purchaser, and each Purchaser, severally and not jointly, desires to purchase from the Company, securities of the Company as more fully described in this Agreement.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and each Purchaser agree as follows:

ARTICLE I

DEFINITIONS

1.1 Definitions. In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms have the meanings set forth in this Section 1.1:

“Acquiring Person” shall have the meaning ascribed to such term in Section 4.5.

“Action” shall have the meaning ascribed to such term in Section 3.1(j).

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person as such terms are used in and construed under Rule 405 under the Securities Act.

“Board of Directors” means the board of directors of the Company.

“Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed; provided, however, for clarification, commercial banks shall not be deemed to be authorized or required by law to remain closed due to “stay at home”, “shelter-in-place”, “non-essential employee” or any other similar orders or restrictions or the closure of any physical branch locations at the direction of any governmental authority so long as the electronic funds transfer systems (including for wire transfers) of commercial banks in The City of New York are generally are open for use by customers on such day.

“Canadian Counsel” means AAP Law, with offices located at 331 Trowers Road, Suite 3, Vaughan, Ontario, Canada L4L 6A2.

“Closing” means the closing of the purchase and sale of the Securities pursuant to Section 2.1.

“Closing Date” means the Trading Day on which all of the Transaction Documents have been executed and delivered by the applicable parties thereto, and all conditions precedent to (i) the Purchasers’ obligations to pay the Subscription Amount and (ii) the Company’s obligations to deliver the Securities, in each case, have been satisfied or waived, but in no event later than the second (2nd) Trading Day following the date hereof.

“Commission” means the United States Securities and Exchange Commission.

“Common Stock” means the Company’s common stock, par value $0.001 per share and any other class of securities into which such securities may hereafter be reclassified or changed.

“Common Stock Equivalents” means any securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire at any time shares of Common Stock, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, shares of Common Stock.

“Company Counsel” means Anthony L.G., PLLC, with offices located at 625 N. Flagler Drive, Ste. 600, West Palm Beach, FL 33401.

“Consents” shall have the meaning ascribed to such term in Section 3.1(n).

“Disclosure Schedules” means the Disclosure Schedules of the Company delivered concurrently herewith.

“Evaluation Date” shall have the meaning ascribed to such term in Section 3.1(s).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exempt Issuance” means the issuance of (a) shares of Common Stock, restricted stock units, options, or other similar equity securities to employees, consultants, officers or directors of the Company or any subsidiary pursuant to any equity incentive, stock or option plan duly adopted for such purpose, by a majority of the non-employee members of the Board of Directors or a majority of the members of a committee of non-employee directors established for such purpose for services rendered to the Company, provided, however, such issuance shall not exceed ten percent (10%) of the Common Stock issued and outstanding as of the date hereof; provided, further, that with respect to issuances to consultants, any such securities are issued as “restricted securities” (as defined in Rule 144) and carry no registration rights that require or permit the filing of any registration statement in connection therewith during the prohibition period set forth in Section 4.12(a) herein, and (b) securities upon the exercise or exchange of or conversion of any Securities issued hereunder and/or other securities exercisable or exchangeable for or convertible into shares of Common Stock, or other similar rights, issued and outstanding on the date of this Agreement, provided that such securities have not been amended since the date of this Agreement to increase the number of such securities or to decrease the exercise price, exchange price or conversion price of such securities (other than in connection with stock splits or combinations) or to extend the term of such securities, and (c) securities issued pursuant to acquisitions or strategic transactions or agreements approved by a majority of the disinterested directors of the Company, provided that such securities are issued as “restricted securities” (as defined in Rule 144) and carry no registration rights that require or permit the filing of any registration statement in connection therewith, and provided that any such issuance shall only be to a Person (or to the equity holders of a Person) which is, itself or through its subsidiaries, an operating company or an owner of an asset in a business synergistic with or complementary to the business of the Company and shall provide to the Company additional benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities.

“FCPA” means the Foreign Corrupt Practices Act of 1977, as amended.

“GAAP” shall have the meaning ascribed to such term in Section 3.1(h).

“Harter Secrest” means Harter Secrest & Emery LLP with offices at 1600 Bausch & Lomb Place

Rochester, NY 14604.

“Health Canada” means the Canadian federal Department of Health and any successor thereof.

“Indebtedness” shall have the meaning ascribed to such term in Section 3.1(aa).

“Intellectual Property Rights” shall have the meaning ascribed to such term in Section 3.1(p).

“IT Systems” shall have the meaning ascribed to such term in Section 3.1(q).

“Legend Removal Date” shall have the meaning ascribed to such term in Section 4.1(c).

“Liens” means a lien, charge, pledge, security interest, encumbrance, right of first refusal, preemptive right or other similar restriction.

“Lock-Up Agreements” means the Lock-Up Agreements, addressed to the Company executed on or before April 7, 2021 by each of the Company’s directors and officers and certain of its large shareholders.

“Material Adverse Effect” means an effect, change, event or occurrence that, alone or in conjunction with any other or others: (i) has or would reasonably be expected to have a material adverse effect on: (A) the business, general affairs, management, condition (financial or otherwise), results of operations, shareholders’ equity, properties or prospects of the Company and its Subsidiaries, taken as a whole, (B) the legality, validity or enforceability of any Transaction Document, or (C) the Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document or (ii) would result in the Prospectus or any amendment thereto containing a material misrepresentation within the meaning of the Securities Act or Exchange Act, respectively; provided that a change in the market price or trading volume of the Common Stock alone shall not be deemed, in and of itself, to constitute a Material Adverse Effect.

“Material Permits” shall have the meaning ascribed to such term in Section 3.1(n).

“Per Share Purchase Price” equals US $3.35 subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Common Stock that occur after the date of this Agreement.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Personal Data” shall have the meaning ascribed to such term in Section 3.1(q).

“Placement Agent” means Maxim Group LLC.

“Placement Agency Agreement” means the letter agreement dated as of April 9, 2021 by and between the Company and the Placement Agent.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an informal investigation or partial proceeding, such as a deposition), whether commenced or threatened against or affecting the Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, provincial, county, local or foreign).

“Prospectus” means the final prospectus filed for the Registration Statement.

“Prospectus Supplement” means the supplement to the Prospectus complying with Rule 424(b) of the Securities Act that is filed with the Commission and delivered by the Company to each Purchaser at the Closing.

“Purchaser Party” shall have the meaning ascribed to such term in Section 4.8.

“Registration Statement” means the effective registration statement with Commission file No. 333-254278 which registers the sale of the Shares to the Purchasers.

“Required Approvals” shall have the meaning ascribed to such term in Section 3.1(e).

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

“Rule 424” means Rule 424 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

“SEC Reports” shall have the meaning ascribed to such term in Section 3.1(h).

“Securities” means, collectively, the Shares, the Warrants and the Warrant Shares.

“Securities Act” shall have the meaning ascribed to such term in the Recitals.

“Shares” means the shares of Common Stock issued or issuable to each Purchaser pursuant to this Agreement.

“Short Sales” means all “short sales” as defined in Rule 200 of Regulation SHO under the Exchange Act (but shall not be deemed to include locating and/or borrowing shares of Common Stock).

“Subscription Amount” means, as to each Purchaser, the aggregate amount to be paid for Shares and Warrants purchased hereunder as specified below such Purchaser’s name on the signature page of this Agreement and next to the heading “Subscription Amount,” in United States dollars and in immediately available funds.

“Subsidiary” means any significant subsidiary of the Company as defined in Article 1, Rule 1-02 of Regulation S-X promulgated pursuant to the Securities Act and shall, where applicable, also include any direct or indirect significant subsidiary of the Company formed or acquired after the date hereof. The term shall also include variable interest entities consolidated in the Company’s financial statements and subsidiaries of such variable interest entities, which variable interest entities or their subsidiaries that would be considered significant under Article 1, Rule 1-02 of Regulation S-X promulgated pursuant to the Securities Act.

“Trading Day” means a day on which the principal Trading Market is open for trading.

“Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange or any successors to any of the foregoing.

“Transaction Documents” means this Agreement, the Warrants, the Placement Agency Agreement, all exhibits and schedules thereto and hereto and any other documents or agreements executed in connection with the transactions contemplated hereunder.

“Transfer Agent” means Pacific Stock Transfer Company with a mailing address at 6725 Via Austi Parkway, Suite 300, Las Vegas, Nevada 89119, and any successor transfer agent of the Company.

“Variable Rate Transaction” shall have the meaning ascribed to such term in Section 4.12(b).

“VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)); (b) if OTCQB or OTCQX is not a Trading Market, the volume weighted average price of the Common Stock for such date (or the nearest preceding date) on OTCQB or OTCQX as applicable; (c) if the Common Stock is not then listed or quoted for trading on OTCQB or OTCQX and if prices for the Common Stock are then reported on the Pink Open Market (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported; or (d) in all other cases, the fair market value of one share of Common Stock as determined by an independent appraiser selected in good faith by the Purchasers of a majority in interest of the Securities then outstanding and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company.

“Warrants” means, the Common Stock purchase warrants delivered to the Purchasers at the Closing in accordance with Section 2.2(a) hereof, which Warrants shall be exercisable immediately and have a term of exercise equal to five (5) years and six (6) months from the issuance date in the form of Exhibit A attached hereto.

“Warrant Shares” means the shares of Common Stock issuable upon exercise of the Warrants.

ARTICLE II
PURCHASE AND SALE

2.1 Closing. On the Closing Date, upon the terms and subject to the conditions set forth herein, the Company agrees to sell, and the Purchasers, severally and not jointly, agree to purchase, up to an aggregate of US$8,000,000 of Shares and Warrants. Each Purchaser’s Subscription Amount as set forth on the signature page hereto executed by such Purchaser shall be made available for “Delivery Versus Payment” settlement with the Company or its designee. The Company shall deliver to each Purchaser its respective Shares and Warrants as determined pursuant to Section 2.2(a), and the Company and each Purchaser shall deliver the other items set forth in Section 2.2 deliverable at the Closing. Upon satisfaction of the covenants and conditions set forth in Sections 2.2 and 2.3, the Closing shall occur at the offices of Harter Secrest or such other location as the parties shall mutually agree. Unless otherwise directed by the Placement Agent, settlement of the Shares shall occur via “Delivery Versus Payment” (i.e., on the Closing Date, the Company shall issue the Shares registered in the Purchasers’ names and addresses and released by the Transfer Agent directly to the account(s) at the Placement Agent identified by each Purchaser; upon receipt of such Shares, the Placement Agent shall promptly electronically deliver such Shares to the applicable Purchaser, and payment therefor shall be made by the Placement Agent (or its clearing firm) by wire transfer to the Company). Notwithstanding anything to the contrary hereunder, to the extent that a Purchaser determines, in its sole discretion, that such Purchaser (together with such Purchaser’s Affiliates, and any Person acting as a group together with such purchaser or any of such Holder’s Affiliates) would beneficially own in excess of 9.99% of the number of shares of Common Stock outstanding immediately prior to giving effect to the issuance of the Securities on the Closing Date (“Beneficial Ownership Maximum”), such Purchaser may elect to receive only the Beneficial Ownership Maximum at the Closing with the balance of any share purchased hereunder, if any, held in abeyance for such Purchaser and issued immediately following the Closing provided in no event shall such Purchaser’s beneficial ownership ever exceed the Beneficial Ownership Maximum.

2.2 Deliveries.

(a) On or prior to the Closing Date, the Company shall deliver or cause to be delivered to each Purchaser and the Placement Agent the following:

(i) this Agreement duly executed by the Company;

(ii) legal opinions of (w) Company Counsel with respect to U.S. laws and securities matters (including, without limitation, a negative assurance letter or statement) and (x) Canadian Counsel with respect to Canadian laws, each in form and substance reasonably acceptable to Harter Secrest, the Placement Agent and each Purchaser;

(iii) a cold comfort letter, addressed to the Placement Agent in form and substance reasonably satisfactory in all material respects from SRCO Professional Corporation;

(iv) the Lock-Up Agreements;

(v) a duly executed and delivered Officers’ Certificate, in customary form reasonably satisfactory to Harter Secrest and the Placement Agent;

(vi) subject to the last sentence of Section 2.1, a copy of the irrevocable instructions to the Transfer Agent instructing the Transfer Agent to deliver on an expedited basis via The Depository Trust Company Deposit or Withdrawal at Custodian system (“DWAC”) Shares equal to such Purchaser’s Subscription Amount divided by the Per Share Purchase Price, registered in the name of such Purchaser;

(vii) a Warrant registered in the name of such Purchaser to purchase up to a number of shares of Common Stock equal to 100% of such Purchaser’s Shares, with an exercise price equal to US$3.35 subject to adjustment therein; and

(viii) the Prospectus and Prospectus Supplement (which may be delivered in accordance with Rule 172 under the Securities Act).

(b) On or prior to the Closing Date, each Purchaser shall deliver or cause to be delivered to the Company the following:

(i) this Agreement duly executed by such Purchaser; and

(ii) such Purchaser’s Subscription Amount, which shall be made available for Delivery Versus Payment settlement with the Company or its designee.

2.3 Closing Conditions.

(a) The obligations of the Company hereunder in connection with the Closing are subject to the following conditions being met:

(i) the accuracy in all material respects (or, to the extent representations or warranties are qualified by materiality or Material Adverse Effect, in all respects) on the Closing Date of the representations and warranties of the Purchasers contained herein (unless as of a specific date therein in which case they shall be accurate as of such date);

(ii) all obligations, covenants and agreements of each Purchaser required to be performed at or prior to the Closing Date shall have been performed; and

(iii) the delivery by each Purchaser of the items set forth in Section 2.2(b) of this Agreement.

(b) The respective obligations of the Purchasers hereunder in connection with the Closing are subject to the following conditions being met:

(i) the accuracy in all material respects (or, to the extent representations or warranties are qualified by materiality or Material Adverse Effect, in all respects) when made and on the Closing Date of the representations and warranties of the Company contained herein (unless as of a specific date therein in which case they shall be accurate as of such date);

(ii) all obligations, covenants and agreements of the Company required to be performed at or prior to the Closing Date shall have been performed;

(iii) the delivery by the Company of the items set forth in Section 2.2(a) of this Agreement;

(iv) there shall have been no Material Adverse Effect with respect to the Company since the date hereof;

(v) each of the Lock-Up Agreements shall remain in full force and effect; and

(vi) from the date hereof to the Closing Date, trading in the Common Stock shall not have been suspended by the Commission or the Company’s principal Trading Market, and, at any time prior to the Closing Date, trading in securities generally as reported by Bloomberg L.P. shall not have been suspended or limited, or minimum prices shall not have been established on securities whose trades are reported by such service, or on any Trading Market, nor shall a banking moratorium have been declared either by the United States or New York State authorities nor shall there have occurred any material outbreak or escalation of hostilities or other national or international calamity of such magnitude in its effect on, or any material adverse change in, any financial market which, in each case, in the reasonable judgment of such Purchaser, makes it impracticable or inadvisable to purchase the Securities at the Closing.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

3.1 Representations and Warranties of the Company. Except as set forth in the Disclosure Schedules, which Disclosure Schedules shall be deemed a part hereof and shall qualify any representation or otherwise made herein to the extent of the disclosure contained in the corresponding section of the Disclosure Schedules, the Company hereby makes the following representations and warranties to each Purchaser:

(a) Subsidiaries. All of the direct and indirect subsidiaries of the Company and their respective jurisdictions of incorporation are set forth on Schedule 3.1(a). The Company owns, directly or indirectly, all of the capital stock or other equity interests of each Subsidiary free and clear of any Liens, and all of the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities.

(b) Organization and Qualification. The Company and each of the Subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor any Subsidiary is in violation nor default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. Each of the Company and the Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in a Material Adverse Effect and no Proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

(c) Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and each of the other Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement and each of the other Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, the Board of Directors or the Company’s shareholders in connection herewith or therewith other than in connection with the Required Approvals. This Agreement and each other Transaction Document to which it is a party has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligations of the Company enforceable against the Company in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, liquidation, possessory liens, rights of set off, merger, consolidation, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally as well as applicable international sanctions, (ii) as limited by laws relating to the statutory limitation of the time within which proceedings may be brought or availability of specific performance, injunctive relief or other equitable remedies, and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(d) No Conflicts. The execution, delivery and performance by the Company of this Agreement and the other Transaction Documents to which it is a party, the issuance and sale of the Securities and the consummation by it of the transactions contemplated hereby and thereby do not and will not (i) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company or any Subsidiary, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) subject to the Required Approvals, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of clause (ii), such as could not have or reasonably be expected to result in a Material Adverse Effect.

(e) Filings, Consents and Approvals. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, provincial, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than: (i) the filings required pursuant to Section 4.4 of this Agreement, (ii) the filing with the Commission of the Prospectus Supplement, (iii) application(s) to each applicable Trading Market for the listing of the Shares and Warrant Shares for trading thereon in the time and manner required thereby, and (iv) the filing of a Form D with the Commission and such filings as are required to be made under applicable state securities laws (collectively, the “Required Approvals”).

(f) Issuance of the Securities; Registration. The Securities are duly authorized and, when issued and paid for in accordance with the applicable Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company. The Warrant Shares, when issued in accordance with the terms of the Warrants, will be validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company. The Company has reserved from its duly authorized capital stock the maximum number of shares of Common Stock issuable pursuant to this Agreement and the Warrants. The Company has prepared and filed the Registration Statement in conformity with the requirements of the Securities Act, which became effective on March 22, 2021 (the “Effective Date”), including the Prospectus, the Prospectus Supplement, and such amendments and supplements thereto as may have been required to the date of this Agreement. The Registration Statement is effective under the Securities Act and no stop order preventing or suspending the effectiveness of the Registration Statement or suspending or preventing the use of the Prospectus and/or the Prospectus Supplement has been issued by the Commission and no proceedings for that purpose have been instituted or, to the knowledge of the Company, are threatened by the Commission. The Company, if required by the rules and regulations of the Commission, shall file the Prospectus with the Commission pursuant to Rule 424(b). At the time the Registration Statement and any amendments thereto became effective, at the date of this Agreement and at the Closing Date, the Registration Statement and any amendments thereto conformed and will conform in all material respects to the requirements of the Securities Act and did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and the Prospectus and any amendments or supplements thereto, including without limitation, the Prospectus Supplement, at the time the Prospectus or any such amendment or supplement thereto was issued and at the Closing Date, conformed and will conform in all material respects to the requirements of the Securities Act and did not and will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company was at the time of the filing of the Registration Statement eligible to use Form S-3. The Company is eligible to use Form S-3 under the Securities Act and it meets the transaction requirements with respect to the aggregate market value of securities being sold pursuant to this offering and during the twelve (12) months prior to this offering, as set forth in General Instruction I.B.6 of Form S-3.

(g) Capitalization. The capitalization of the Company as of the date hereof is as set forth on Schedule 3.1(g), which Schedule 3.1(g) shall also include the number of shares of Common Stock owned beneficially, and of record, by Affiliates of the Company as of the date hereof. Except as set forth on Schedule 3.1(g), the Company has not issued any capital stock since its most recently filed periodic report under the Exchange Act, other than pursuant to the exercise of employee stock options under the Company’s stock option plans or equity incentive plans, the issuance of shares of Common Stock to employees pursuant to the Company’s employee stock purchase plans and pursuant to the conversion and/or exercise of Common Stock Equivalents outstanding as of the date of the most recently filed periodic report under the Exchange Act. No Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents. Except as set forth on Schedule 3.1(g) and as a result of the purchase and sale of the Securities, there are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of Common Stock or the capital stock of any Subsidiary, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of Common Stock or Common Stock Equivalents or capital stock of any Subsidiary. The issuance and sale of the Securities will not obligate the Company or any Subsidiary to issue shares of Common Stock or other securities to any Person (other than the Purchasers) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under any of such securities. Except as set forth on Schedule 3.1(g), there are no outstanding securities or instruments of the Company or any Subsidiary that contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to redeem a security of the Company or such Subsidiary. The Company does not have any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement. All of the outstanding shares of capital stock of the Company are duly authorized, validly issued, fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities. No further approval or authorization of any shareholder, the Board of Directors or others is required for the issuance and sale of the Securities. There are no stockholders agreements, voting agreements or other similar agreements with respect to the Company’s capital stock to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s shareholders.

(h) SEC Reports; Financial Statements. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such material) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, together with the Registration Statement, Prospectus and the Prospectus Supplement, being collectively referred to herein as the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and none of the SEC Reports, when filed (subject to amendments as may have been made), contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Additionally, any further documents so filed and incorporated by reference in the Prospectus and Prospectus Supplement, when such documents are filed with the Commission, will conform in all material respects to the requirements of the Exchange Act and the applicable rules and regulations, as applicable, and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made not misleading. No post-effective amendment to the Registration Statement reflecting any facts or events arising after the date thereof which represent, individually or in the aggregate, a fundamental change in the information set forth therein is required to be filed with the Commission. The Company has never been an issuer subject to Rule 144(i) under the Securities Act. As of their respective dates, the financial statements of the Company included in the SEC Reports complied in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments. The agreements and documents described in the Registration Statement, the Prospectus, the Prospectus Supplement, and the SEC Reports conform in all material aspects to the descriptions thereof contained therein and there are no agreements or other documents required by the Securities Act and the rules and regulations thereunder to be described in the Registration Statement, the Prospectus, the Prospectus Supplement or the SEC Reports or to be filed with the Commission as exhibits to the Registration Statement, that have not been so described or filed. Each agreement or other instrument (however characterized or described) to which the Company is a party or by which it is or may be bound or affected and (i) that is referred to in the Registration Statement, the Prospectus, the Prospectus Supplement or the SEC Reports, or (ii) is material to the Company’s business (each, a “Material Agreement”), has been duly authorized and validly executed by the Company, is in full force and effect in all material respects and is enforceable against the Company and, to the Company’s knowledge, the other parties thereto, in accordance with its terms, except (x) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally, (y) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws, and (z) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefore may be brought. No Material Agreement has been assigned by the Company, and neither the Company nor, to the best of the Company’s knowledge, any other party is in default thereunder and, to the best of the Company’s knowledge, no event has occurred that, with the lapse of time or the giving of notice, or both, would constitute a default thereunder that has had or that could reasonably be expected to result in a Material Adverse Effect. To the best of the Company’s knowledge, performance by the Company of the material provisions of the Material Agreements will not result in a violation of any existing applicable law, rule, regulation, judgment, order or decree of any governmental agency or court, domestic or foreign, having jurisdiction over the Company or any of its assets or businesses, including, without limitation, those relating to environmental laws and regulations. The other financial and statistical information included in the SEC Reports present fairly, in all material respects, the information included therein and have been prepared on a basis consistent with that of the financial statements that are included in the SEC Reports and the books and records of the respective entities presented therein.

(i) Material Changes; Undisclosed Events, Liabilities or Developments. Since the date of the latest audited financial statements included within the SEC Reports, (i) there has been no event, occurrence or development, including changes generally affecting the Company’s or Subsidiaries’ industries, that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or disclosed in filings made with the Commission, (iii) the Company has not altered its method of accounting, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock and (v) the Company has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing Company equity incentive plans. The Company does not have pending before the Commission any request for confidential treatment of information. Except for the issuance of the Securities contemplated by this Agreement , no event, liability, fact, circumstance, occurrence or development has occurred or exists or is reasonably expected to occur or exist with respect to the Company or its Subsidiaries or their respective businesses, prospects, properties, operations, assets or financial condition that would be required to be disclosed by the Company under applicable securities laws at the time this representation is made or deemed made that has not been publicly disclosed at least 1 Trading Day prior to the date that this representation is made. The Company has not: (i) issued any securities or incurred any liability or obligation, direct or contingent, for borrowed money; or (ii) declared or paid any dividend or made any other distribution on or in respect of its capital stock.

(j) Litigation. Except as disclosed on Schedule 3.1(j), there has not been, and to the knowledge of the Company, there is not pending or contemplated, any action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, provincial, county, local or foreign), including any proceeding before Health Canada or any other governmental authority in Canada or any other country performing functions similar to those performed by Health Canada (collectively, an “Action”). None of the Actions described on Schedule 3.1(j) (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Securities, (ii) could, if there were an unfavorable decision, have or reasonably be expected to result in a Material Adverse Effect or (iii) are not expected to have a Material Adverse Effect. Neither the Company nor any Subsidiary, nor any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. There has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the Commission involving the Company or any current or former director or officer of the Company. The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary under the Exchange Act or the Securities Act.

(k) Labor Laws; Relations. The Company and each of its Subsidiaries is, and has been, in material compliance with all applicable laws respecting labor, employment and employment practices, terms and conditions of employment, wages and hours, including the classification of independent contractors and has not received any notice from any governmental authority in Canada or any other country disputing such classification. No labor dispute exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company, which could reasonably be expected to result in a Material Adverse Effect. No union has been accredited or otherwise designated to represent any employees of the Company or any Subsidiary and, to the knowledge of the Company, no accreditation request or other representation question is pending with respect to the employees of the Company or any Subsidiary, and no collective agreement or collective bargaining agreement or modification thereof has expired or is in effect in any of the Company’s or any Subsidiary’s facilities and none is currently being negotiated by the Company or any Subsidiary. To the knowledge of the Company, no executive officer of the Company or any Subsidiary, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement, or any other contract or agreement or any restrictive covenant in favor of any third party, and the continued employment of each such executive officer does not subject the Company or any of its Subsidiaries to any liability with respect to any of the foregoing matters. The Company and its Subsidiaries are in compliance with all applicable Canadian and U.S. federal, state, provincial, local and foreign laws and regulations relating to employment and employment practices, terms and conditions of employment and wages and hours, except where the failure to be in compliance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(l) Compliance. Neither the Company nor any Subsidiary: (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived); (ii) is in violation of any judgment, decree or order of any court, arbitrator or other governmental authority; or (iii) is or has been in violation of any all applicable federal, provincial, territorial, state, municipal, local and foreign laws, regulations, orders and decrees governing its business, including without limitation, as prescribed by Health Canada and the FDA, or any other federal, provincial, territorial, state, municipal, local or foreign agencies or bodies in Canada or any other country engaged in the regulation of healthcare related services, and controlled drugs and substances or pharmaceuticals, including cannabis and products derived from cannabis, except in each case where noncompliance would not, singularly or in the aggregate could not have or reasonably be expected to result in a Material Adverse Effect.

(m) Environmental Laws. The Company and its Subsidiaries (i) are in compliance with all federal, state, provincial, local and foreign laws relating to pollution or protection of human health or the environment (including ambient air, surface water, groundwater, land surface or subsurface strata), including laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, “Hazardous Materials”) into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands, or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations, issued, entered, promulgated or approved thereunder (“Environmental Laws”); (ii) have received all permits licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses; and (iii) are in compliance with all terms and conditions of any such permit, license or approval where in each clause (i), (ii) and (iii), the failure to so comply could be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect.

(n) Regulatory Permits. Each of the Company and its Subsidiaries has all requisite power, capacity and authority, and all necessary consents, approvals, authorizations, orders, registrations, qualifications, licenses, filings and permits of, with and from all judicial, regulatory and other legal or governmental agencies and bodies and all third parties, Canadian, U.S. or foreign, including without limitation, those administered by Health Canada, the FDA or any other governments, regulatory authorities, governmental departments, agencies, commissions, bureaus, officials, ministers, courts, bodies, boards, tribunals, commercial registers or dispute settlement panels or other law, rule or regulation-making organizations or entities in Canada, the U.S. or any other country performing functions similar to those performed by Health Canada and the FDA (collectively, the “Consents”), to own, lease and operate its properties and conduct its business as it is now being conducted or, except as disclosed in the Registration Statement and the Prospectus, proposed to be conducted, in each case as disclosed in the Registration Statement and the Prospectus, and each such Consent is valid, existing, in good standing and in full force and effect, except in each case as would not have a Material Adverse Effect. Neither the Company nor any Subsidiary has received notice of any investigation or proceedings which, if decided adversely to the Company or any such Subsidiary, as the case may be, would have a Material Adverse Effect. The Company and each Subsidiary are in compliance with the terms and conditions of all such Consents, except where the failure to so comply would not, individually or in the aggregate, have a Material Adverse Effect. The disclosures in the Registration Statement concerning the effects of federal, state, provincial, local and all foreign regulation on the Company’s business as currently contemplated are correct in all material respects.

(o) Title to Assets. The Company and the Subsidiaries have good and marketable title in fee simple to all real property owned by them and good and marketable title in all personal property owned by them that is material to the business of the Company and the Subsidiaries, in each case free and clear of all Liens, except for (i) Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries and (ii) Liens for the payment of federal, provincial, state or other taxes, for which appropriate reserves have been made therefor in accordance with GAAP and, the payment of which is neither delinquent nor subject to penalties. Any real property and facilities held under lease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases with which the Company and the Subsidiaries are in compliance which the failure to so have could have a Material Adverse Effect.

(p) Intellectual Property. The Company and the Subsidiaries have, or have rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, trade secrets, inventions, copyrights, licenses and other intellectual property rights and similar rights necessary or required for use in connection with their respective businesses as described in the SEC Reports and which the failure to so have could have a Material Adverse Effect (collectively, the “Intellectual Property Rights”). Schedule 3.1(p) sets forth all of the Intellectual Property Rights that the Company and its Subsidiaries own or have the rights to use. Neither the Company nor any Subsidiary has received, since the date of the latest audited financial statements included within the SEC Reports, a written notice of a claim or otherwise has any knowledge that the Intellectual Property Rights violate or infringe upon the rights of any Person, except as could not have or reasonably be expected to not have a Material Adverse Effect. To the knowledge of the Company, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights. The Company and its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their intellectual properties, except where failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(q) Cybersecurity; Data Protection. The Company and the Subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications and databases (collectively, “IT Systems”) are adequate for, and operate and perform in all material respects as required in connection with the operation of the business of the Company and its subsidiaries as currently conducted, free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants. The Company and its subsidiaries have implemented and maintained commercially reasonable controls, policies, procedures and safeguards to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data (including all personal, personally identifiable, sensitive, confidential or regulated data such as health data (“Personal Data”)) used in connection with their businesses, and there have been no breaches, violations, outages or unauthorized uses of or accesses to same, except for those that have been remedied without material cost or liability or the duty to notify any other person, nor any incidents under internal review or investigations relating to the same. The Company and its subsidiaries are presently in material compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Personal Data and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification.

(r) Transactions With Affiliates and Employees. None of the officers or directors of the Company or any Subsidiary and, to the knowledge of the Company, none of the employees of the Company or any Subsidiary is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, providing for the borrowing of money from or lending of money to or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee, stockholder, member or partner, in each case in excess of US$120,000 other than for (i) payment of salary or consulting fees for services rendered, (ii) reimbursement for expenses incurred on behalf of the Company and (iii) other employee benefits, including stock option agreements under any stock option plan or equity incentive plans of the Company.

(s) Sarbanes-Oxley; Internal Accounting Controls. Except as disclosed in the SEC Reports, the Company and the Subsidiaries have established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the Company and the Subsidiaries and designed such disclosure controls and procedures to ensure that information required to be disclosed by the Company in the reports it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms. The Company’s certifying officers have evaluated the effectiveness of the disclosure controls and procedures of the Company and the Subsidiaries as of the end of the period covered by the most recently filed periodic report under the Exchange Act (such date, the “Evaluation Date”). The Company presented in its most recently filed periodic report under the Exchange Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there have been no changes in the internal control over financial reporting (as such term is defined in the Exchange Act) of the Company and its Subsidiaries that have materially affected, or is reasonably likely to materially affect, the internal control over financial reporting of the Company and its Subsidiaries.

(t) Certain Fees. Other than the compensation payable to the Placement Agent pursuant to the terms of the Placement Agency Agreement and as set forth in the Prospectus Supplement relating to the placement of the Securities, no brokerage or finder’s fees or commissions are or will be payable by the Company or any Subsidiary or Affiliate of the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by the Transaction Documents. The Purchasers shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by the Transaction Documents.

(u) Investment Company. The Company is not, and is not an Affiliate of, and immediately after receipt of payment for the Securities, will not be or be an Affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended. The Company shall conduct its business in a manner so that it will not become an “investment company” subject to registration under the Investment Company Act of 1940, as amended.

(v) Registration Rights. Except as provided in this Agreement, no Person has any right to cause the Company or any Subsidiary after the date of this Agreement to effect the registration under the Securities Act of any securities of the Company or any Subsidiary.

(w) Listing and Maintenance Requirements. The Common Stock is registered pursuant to Section 12(b) or 12(g) of the Exchange Act, and the Company has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act nor has the Company received any notification that the Commission is contemplating terminating such registration. The Company has not, in the 12 months preceding the date hereof, received notice from any Trading Market on which the Common Stock is or has been listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such Trading Market. The Company shall take all commercially reasonable efforts to regain compliance with the listing or maintenance requirements of such Trading Market as soon as practicable. The Common Stock is currently eligible for electronic transfer through the Depository Trust Company or another established clearing corporation and the Company is current in payment of the fees to the Depository Trust Company (or such other established clearing corporation) in connection with such electronic transfer.

(x) Application of Takeover Protections. The Company and the Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s certificate of incorporation (or similar charter documents) or the laws of its state of incorporation that is or could become applicable to the Purchasers as a result of the Purchasers and the Company fulfilling their obligations or exercising their rights under the Transaction Documents, including without limitation as a result of the Company’s issuance of the Securities and the Purchasers’ ownership of the Securities.

(y) Disclosure. Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents, the Company confirms that neither it nor any other Person acting on its behalf has provided any of the Purchasers or their agents or counsel with any information that it believes constitutes or might constitute material, non-public information which is not otherwise disclosed in the Prospectus Supplement. The Company understands and confirms that the Purchasers will rely on the foregoing representation in effecting transactions in securities of the Company. All of the disclosure furnished by or on behalf of the Company to the Purchasers regarding the Company and its Subsidiaries, their respective businesses and the transactions contemplated hereby, including the Disclosure Schedules to this Agreement, is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. There are no documents required to be filed with the Commission in connection with the transaction contemplated hereby that (x) have not been filed as required pursuant to the Securities Act or (y) will not be filed within the requisite time period. There are no contracts or other documents required to be described in the Preliminary Prospectus or Prospectus, or to be filed as exhibits or schedules to the Registration Statement, which have not been described or filed as required. The press releases disseminated by the Company during the twelve months preceding the date of this Agreement taken as a whole do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made and when made, not misleading. The statistical and market-related data included in the Prospectus and Prospectus Supplement, if any, are based on or derived from sources that the Company reasonably and in good faith believes are reliable and accurate or represent the Company’s good faith estimates that are made on the basis of data derived from such sources. The Company has obtained all consents required for the inclusion of such statistical and market-related data in the Prospectus and Prospectus Supplement. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in the Prospectus or Prospectus Supplement has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith. The Company acknowledges and agrees that no Purchaser makes or has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 3.2 hereof.

(z) No Integrated Offering. Assuming the accuracy of the Purchasers’ representations and warranties set forth in Section 3.2, neither the Company, nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Securities to be integrated with prior offerings by the Company for purposes of (i) the Securities Act which would require the registration of the Warrants or Warrant Shares under the Securities Act, or (ii) any applicable shareholder approval provisions of any Trading Market on which any of the securities of the Company are listed or designated.

(aa) Solvency. Based on the consolidated financial condition of the Company as of the Closing Date, after giving effect to the receipt by the Company of the proceeds from the sale of the Securities hereunder, (i) the fair saleable value of the Company’s assets exceeds the amount that will be required to be paid on or in respect of the Company’s existing debts and other liabilities (including known contingent liabilities) as they mature, (ii) the Company’s assets do not constitute unreasonably small capital to carry on its business as now conducted and as proposed to be conducted including its capital needs taking into account the particular capital requirements of the business conducted by the Company, consolidated and projected capital requirements and capital availability thereof, and (iii) the current cash flow of the Company, together with the proceeds the Company would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its liabilities when such amounts are required to be paid. The Company does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt). The Company has no knowledge of any facts or circumstances which lead it to believe that it will file for reorganization or liquidation under the bankruptcy or reorganization laws of any jurisdiction within one year from the Closing Date. For the avoidance of doubt, such reorganization does not include the Company’s mergers, acquisitions or other strategic transactions which are not for the primary purpose of avoiding bankruptcy. Schedule 3.1(aa) sets forth as of the date hereof all outstanding secured and unsecured Indebtedness of the Company or any Subsidiary, or for which the Company or any Subsidiary has commitments. For the purposes of this Agreement, “Indebtedness” means (x) any liabilities for borrowed money or amounts owed in excess of US$50,000 (other than trade accounts payable incurred in the ordinary course of business), (y) all guaranties, endorsements and other contingent obligations in respect of indebtedness of others, whether or not the same are or should be reflected in the Company’s consolidated balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (z) the present value of any lease payments in excess of US$50,000 due under leases required to be capitalized in accordance with GAAP. Neither the Company nor any Subsidiary is in default with respect to any Indebtedness.

(bb) Tax Status. Except for matters that would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect, the Company and its Subsidiaries each (i) has made or filed all United States federal, state and local income and all foreign income and franchise tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations and (iii) has set aside on its books provision reasonably adequate for the payment of all material taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company or of any Subsidiary know of no basis for any such claim. The provisions for taxes payable, if any, shown on the financial statements filed with or as part of the Registration Statement, Prospectus and Prospectus Supplement are sufficient for all accrued and unpaid taxes, whether or not disputed, and for all periods to and including the dates of such consolidated financial statements. The term “taxes” mean all federal, state, provincial, local, foreign, and other net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, lease, service, service use, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, windfall profits, customs, duties or other taxes, fees, assessments, or charges of any kind whatsoever, together with any interest and any penalties, additions to tax, or additional amounts with respect thereto. The term “returns” means all returns, declarations, reports, statements, and other documents required to be filed in respect to taxes.

(cc) Unlawful Payment. Neither the Company nor any of its directors or officers, nor any Subsidiary nor, to the knowledge of the Company, any agent, employee, affiliate or other person acting on behalf of the Company or any of the Material Entities is aware of or has (i) made any unlawful contribution to any candidate for non-United States or Canadian office, or failed to disclose fully any such contribution in violation of law, or (ii) made any payment to any federal, provincial, or state governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or permitted by the laws of the United States or Canada of any jurisdiction thereof. Without limiting the generality of the foregoing, none of the Company, nor any of its directors or officers, nor any Subsidiary nor, to the knowledge of the Company, any agent, employee or affiliate of the Company or any Subsidiary is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Canadian Corruption of Foreign Public Officials Act or the FCPA, and the rules and regulations thereunder (collectively the “Foreign Corruption Laws”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the Foreign Corruption Laws) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the Foreign Corruption Laws; and the Company and each of the Subsidiaries have conducted their businesses in compliance with the Foreign Corruption Laws and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(dd) Accountants. The Company’s independent registered public accounting firm for the year ended August 31, 2019 was NVS Chartered Accountants Professional Corporation, which is a registered public accounting firm as required by the Exchange Act. On March 10, 2020, the Company appointed SRCO Professional Corporation (“SRCO”) as its independent registered public accounting firm for the year ended August 31, 2020. To the knowledge and belief of the Company, SRCO shall express its opinion with respect to the financial statements to be included in the Company’s Annual Report on Form 10-K for the fiscal year ending August 31, 2021.

(ee) Acknowledgment Regarding Purchasers’ Purchase of Securities. The Company acknowledges and agrees that each of the Purchasers is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated thereby. The Company further acknowledges that no Purchaser is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated thereby and any advice given by any Purchaser or any of their respective representatives or agents in connection with the Transaction Documents and the transactions contemplated thereby is merely incidental to the Purchasers’ purchase of the Securities. The Company further represents to each Purchaser that the Company’s decision to enter into this Agreement and the other Transaction Documents has been based solely on the independent evaluation of the transactions contemplated hereby by the Company and its representatives.

(ff) Acknowledgment Regarding Purchaser’s Trading Activity. Anything in this Agreement or elsewhere herein to the contrary notwithstanding (except for Sections 3.2(f) and 4.14 hereof), it is understood and acknowledged by the Company that: (i) none of the Purchasers has been asked by the Company to agree, nor has any Purchaser agreed, to desist from purchasing or selling, long and/or short, securities of the Company, or “derivative” securities based on securities issued by the Company or to hold the Securities for any specified term; (ii) past or future open market or other transactions by any Purchaser, specifically including, without limitation, Short Sales or “derivative” transactions, before or after the closing of this or future private placement transactions, may negatively impact the market price of the Company’s publicly-traded securities; (iii) any Purchaser, and counter-parties in “derivative” transactions to which any such Purchaser is a party, directly or indirectly, presently may have a “short” position in the Common Stock, and (iv) each Purchaser shall not be deemed to have any affiliation with or control over any arm’s length counter-party in any “derivative” transaction. The Company further understands and acknowledges that (y) one or more Purchasers may engage in hedging activities at various times during the period that the Securities are outstanding, including, without limitation, during the periods that the value of the Warrant Shares deliverable with respect to Securities are being determined, if applicable, and (z) such hedging activities (if any) could reduce the value of the existing stockholders’ equity interests in the Company at and after the time that the hedging activities are being conducted. The Company acknowledges that such aforementioned hedging activities do not constitute a breach of any of the Transaction Documents.

(gg) Regulation M Compliance. The Company has not, and to its knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Securities, (ii) sold, bid for, purchased, or, paid any compensation for soliciting purchases of, any of the Securities, or (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company, other than, in the case of clauses (ii) and (iii), compensation paid to the Company’s placement agent in connection with the placement of the Securities.

(hh) Stock Option Plans or Equity Incentive Plans. Each stock option granted by the Company under the Company’s stock option plan or equity incentive plan was granted (i) in accordance with the terms of the Company’s stock option plan or equity incentive plan and (ii) with an exercise price at least equal to the fair market value of the Common Stock on the date such stock option would be considered granted under GAAP and applicable law. No stock option granted under the Company’s stock option plan or equity incentive plan has been backdated. The Company has not knowingly granted, and there is no and has been no Company policy or practice to knowingly grant, stock options prior to, or otherwise knowingly coordinate the grant of stock options with, the release or other public announcement of material information regarding the Company or its Subsidiaries or their financial results or prospects.

(ii) Office of Foreign Assets Control. Neither the Company nor any Subsidiary nor, to the Company’s knowledge, any director, officer, agent, employee or affiliate of the Company or any Subsidiary is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”).

(jj) U.S. Real Property Holding Corporation. The Company is not and has never been a U.S. real property holding corporation within the meaning of Section 897 of the Internal Revenue Code of 1986, as amended, and the Company shall so certify upon Purchaser’s request.

(kk) Bank Holding Company Act. Neither the Company nor any of its Subsidiaries or Affiliates is subject to the Bank Holding Company Act of 1956, as amended (the “BHCA”) and to regulation by the Board of Governors of the Federal Reserve System (the “Federal Reserve”). Neither the Company nor any of its Subsidiaries or Affiliates owns or controls, directly or indirectly, five percent (5%) or more of the outstanding shares of any class of voting securities or twenty-five percent (25%) or more of the total equity of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve. Neither the Company nor any of its Subsidiaries or Affiliates exercises a controlling influence over the management or policies of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve.

(ll) Money Laundering. The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with applicable financial record-keeping and reporting requirements of the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada) and the U.S. Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no Action or Proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any Subsidiary with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(mm) D&O Questionnaires. To the Company’s knowledge, all information contained in the questionnaires most recently completed by each of the Company’s directors and officers and beneficial owner of 5% or more of the Common Stock or Common Stock Equivalents is true and correct in all respects and the Company has not become aware of any information which would cause the information disclosed in such questionnaires become inaccurate and incorrect.

(nn) FINRA Affiliation. No officer, director or any beneficial owner of 5% or more of the Company’s Common Stock or Common Stock Equivalents has any direct or indirect affiliation or association with any FINRA member (as determined in accordance with the rules and regulations of FINRA) that is participating in the Offering. Except for securities purchased on the open market, no Company Affiliate is an owner of stock or other securities of any member of FINRA. No Company Affiliate has made a subordinated loan to any member of FINRA. No proceeds from the sale of the Securities (excluding compensation as disclosed in the Prospectus Supplement to the Placement Agent) will be paid to any FINRA member, any persons associated with a FINRA member or an affiliate of a FINRA member. Except as disclosed in the Registration Statement, Prospectus and Prospectus Supplement and except for securities issued to the Placement Agent as disclosed in the Prospectus Supplement, no person to whom securities of the Company have been privately issued within the 180-day period prior to the initial filing date of the Prospectus Supplement is a FINRA member, is a person associated with a FINRA member or is an affiliate of a FINRA member. No FINRA member participating in the offering has a conflict of interest with the Company. For this purpose, a “conflict of interest” exists when a FINRA member, the parent or affiliate of a FINRA member or any person associated with a FINRA member in the aggregate beneficially own 5% or more of the Company’s outstanding subordinated debt or common equity, or 5% or more of the Company’s preferred equity. “FINRA member participating in the offering” includes any associated person of a FINRA member that is participating in the offering, any member of such associated person’s immediate family and any affiliate of a FINRA member that is participating in the offering. “Any person associated with a FINRA member” means (1) a natural person who is registered or has applied for registration under the rules of FINRA and (2) a sole proprietor, partner, officer, director, or branch manager of a FINRA member, or other natural person occupying a similar status or performing similar functions, or a natural person engaged in the investment banking or securities business who is directly or indirectly controlling or controlled by a FINRA member. When used in this Section 3.1(mm) the term “affiliate of a FINRA member” or “affiliated with a FINRA member” means an entity that controls, is controlled by or is under common control with a FINRA member. The Company will advise the Placement Agent and Harter Secrest if it learns that any officer, director or owner of 5% or more of the Company’s outstanding Common Stock or Common Stock Equivalents is or becomes an affiliate or associated person of a FINRA member firm.

(oo) Officers’ Certificate. Any certificate signed by any duly authorized officer of the Company and delivered to the Purchasers shall be deemed a representation and warranty by the Company to the Purchasers as to the matters covered thereby.

(pp) Board of Directors. The qualifications of the persons serving as board members and the overall composition of the Board of Directors comply with the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder applicable to the Company and the rules of the Trading Market. At least one member of the Board of Directors qualifies as a “financial expert” as such term is defined under the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder and the rules of the Trading Market. In addition, at least a majority of the persons serving on the Board of Directors qualify as “independent” as defined under the rules of the Trading Market.

(qq) Employee Plans. The SEC Reports disclose, to the extent required by applicable securities laws, each plan for retirement, bonus, stock purchase, profit sharing, stock option, deferred compensation, severance or termination pay, insurance, medical, hospital, dental, vision care, drug, sick leave, disability, salary continuation, legal benefits, unemployment benefits, vacation, incentive or otherwise contributed to, or required to be contributed to, by the Company for the benefit of any current or former director, officer, employee or consultant of the Company (the “Employee Plans”), each of which has been maintained in all material respects with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations that are applicable to such Employee Plans.

(rr) Insurance. The Company and its Subsidiaries maintain insurance in such amounts and covering such risks as the Company reasonably considers adequate for the conduct of its business and the value of its properties and as is customary for companies engaged in similar businesses in similar industries, all of which insurance is in full force and effect, except where the failure to maintain such insurance would not have a Material Adverse Effect. Neither the Company nor any Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.

(ss) [Reserved].

(tt) Private Placement. Assuming the accuracy of the Purchasers’ representations and warranties set forth in Section 3.2, no registration under the Securities Act is required for the offer and sale of the Warrant or the Warrant Shares by the Company to the Purchasers as contemplated hereby.

(uu) No General Solicitation. Neither the Company nor any Person acting on behalf of the Company has offered or sold any of the Warrants or Warrant Shares by any form of general solicitation or general advertising. The Company has offered the Warrants and Warrant Shares for sale only to the Purchasers and certain other “accredited investors” within the meaning of Rule 501 under the Securities Act.

(vv) No Disqualification Events. With respect to the Warrants and Warrant Shares to be offered and sold hereunder in reliance on Rule 506 under the Securities Act, none of the Company, any of its predecessors, any affiliated issuer, any director, executive officer, other officer of the Company participating in the offering hereunder, any beneficial owner of 20% or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the Securities Act) connected with the Company in any capacity at the time of sale (each, an “Issuer Covered Person”) is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act (a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3). The Company has exercised reasonable care to determine whether any Issuer Covered Person is subject to a Disqualification Event. The Company has complied, to the extent applicable, with its disclosure obligations under Rule 506(e), and has furnished to the Purchasers a copy of any disclosures provided thereunder.

(ww) Other Covered Persons. Other than the Placement Agent, the Company is not aware of any person (other than any Issuer Covered Person) that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with the sale of any Securities.

(xx) Notice of Disqualification Events. The Company will notify the Purchasers in writing, prior to the Closing Date of (i) any Disqualification Event relating to any Issuer Covered Person and (ii) any event that would, with the passage of time, reasonably be expected to become a Disqualification Event relating to any Issuer Covered Person, in each case of which it is aware.

3.2 Representations and Warranties of the Purchasers. Each Purchaser, for itself and for no other Purchaser, hereby represents and warrants as of the date hereof and as of the Closing Date to the Company as follows (unless as of a specific date therein, in which case they shall be accurate as of such date):

(a) Organization; Authority. Such Purchaser is either an individual or an entity duly incorporated or formed, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation with full right, corporate, partnership, limited liability company or similar power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of the Transaction Documents and performance by such Purchaser of the transactions contemplated by the Transaction Documents have been duly authorized by all necessary corporate, partnership, limited liability company or similar action, as applicable, on the part of such Purchaser. Each Transaction Document to which it is a party has been duly executed by such Purchaser, and when delivered by such Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of such Purchaser, enforceable against it in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(b) Understandings or Arrangements. Such Purchaser is acquiring the Securities as principal for its own account and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of such Securities (this representation and warranty not limiting such Purchaser’s right to sell the Securities pursuant to the Registration Statement or otherwise in compliance with applicable federal and state securities laws). Such Purchaser is acquiring the Securities hereunder in the ordinary course of its business. Such Purchaser understands that the Warrants and the Warrant Shares are “restricted securities” and have not been registered under the Securities Act or any applicable state securities law and is acquiring such Securities as principal for his, her or its own account and not with a view to or for distributing or reselling such Securities or any part thereof in violation of the Securities Act or any applicable state securities law, has no present intention of distributing any of such Securities in violation of the Securities Act or any applicable state securities law and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of such Securities in violation of the Securities Act or any applicable state securities law (this representation and warranty not limiting such Purchaser’s right to sell such Securities pursuant to a registration statement or otherwise in compliance with applicable federal and state securities laws).

(c) Purchaser Status. At the time such Purchaser was offered the Securities, it was, and as of the date hereof it is, and on each date on which it exercises any Warrants, it will be either: (i) an “accredited investor” as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Securities Act or (ii) a “qualified institutional buyer” as defined in Rule 144A(a) under the Securities Act.

(d) Experience of Such Purchaser. Such Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment. Such Purchaser is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.

(e) Access to Information. Such Purchaser acknowledges that it has had the opportunity to review the Transaction Documents (including all exhibits and schedules thereto) and the SEC Reports and has been afforded, (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Securities and the merits and risks of investing in the Securities; (ii) access to information about the Company and its financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment. Such Purchaser acknowledges and agrees that neither the Placement Agent nor any Affiliate of the Placement Agent has provided such Purchaser with any information or advice with respect to the Securities nor is such information or advice necessary or desired. Neither the Placement Agent nor any Affiliate has made or makes any representation as to the Company or the quality of the Securities and the Placement Agent and any Affiliate may have acquired non-public information with respect to the Company which such Purchaser agrees need not be provided to it. In connection with the issuance of the Securities to such Purchaser, neither the Placement Agent nor any of its Affiliates has acted as a financial advisor or fiduciary to such Purchaser.

(f) Certain Transactions and Confidentiality. Other than consummating the transactions contemplated hereunder, such Purchaser has not, nor has any Person acting on behalf of or pursuant to any understanding with such Purchaser, directly or indirectly executed any purchases or sales, including Short Sales, of the securities of the Company during the period commencing as of the time that such Purchaser first received a term sheet (written or oral) from the Company or any other Person representing the Company setting forth the material pricing terms of the transactions contemplated hereunder and ending immediately prior to the execution hereof. Notwithstanding the foregoing, in the case of a Purchaser that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Purchaser’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Purchaser’s assets, the representation set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Securities covered by this Agreement. Other than to other Persons party to this Agreement or to such Purchaser’s representatives, including, without limitation, its officers, directors, partners, legal and other advisors, employees, agents and Affiliates, such Purchaser has maintained the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction). Notwithstanding the foregoing, for the avoidance of doubt, nothing contained herein shall constitute a representation or warranty, or preclude any actions, with respect to locating or borrowing shares in order to effect Short Sales or similar transactions in the future.

(g) General Solicitation. Such Purchaser is not purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or, to the knowledge of such Purchaser, any other general solicitation or general advertisement.

The Company acknowledges and agrees that the representations contained in this Section 3.2 shall not modify, amend or affect such Purchaser’s right to rely on the Company’s representations and warranties contained in this Agreement or any representations and warranties contained in any other Transaction Document or any other document or instrument executed and/or delivered in connection with this Agreement or the consummation of the transactions contemplated hereby. Notwithstanding the foregoing, for the avoidance of doubt, nothing contained herein shall constitute a representation or warranty, or preclude any actions, with respect to locating or borrowing shares in order to effect Short Sales or similar transactions in the future.

ARTICLE IV

OTHER AGREEMENTS OF THE PARTIES

4.1 Removal of Legends.

(a) The Warrants and Warrant Shares may only be disposed of in compliance with state and federal securities laws. In connection with any transfer of Warrants or Warrant Shares other than pursuant to an effective registration statement or Rule 144, to the Company or to an Affiliate of a Purchaser or in connection with a pledge as contemplated in Section 4.1(b), the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Warrants or Warrant Shares under the Securities Act.

(b) The Purchasers agree to the imprinting, so long as is required by this Section 4.1, of a legend on any of the Warrants or Warrant Shares in the following form:

NEITHER THIS SECURITY NOR THE SECURITIES INTO WHICH THIS SECURITY IS EXERCISABLE HAS BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. THIS SECURITY AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT WITH A REGISTERED BROKER-DEALER OR OTHER LOAN WITH A FINANCIAL INSTITUTION THAT IS AN “ACCREDITED INVESTOR” AS DEFINED IN RULE 501(a) UNDER THE SECURITIES ACT OR OTHER LOAN SECURED BY SUCH SECURITIES.

The Company acknowledges and agrees that a Purchaser may from time to time pledge pursuant to a bona fide margin agreement with a registered broker-dealer or grant a security interest in some or all of the Warrants or Warrant Shares to a financial institution that is an “accredited investor” as defined in Rule 501(a) under the Securities Act and, if required under the terms of such arrangement, such Purchaser may transfer pledged or secured Warrants or Warrant Shares to the pledgees or secured parties. Such a pledge or transfer shall not require a legal opinion of legal counsel of the pledgee, secured party or pledger. The Board of Directors may not refuse or delay the transfer unless: (a) the Purchaser has failed to pay an amount due in respect of such securities; or (b) such refusal or delay is deemed necessary in the opinion of its legal counsel in order to avoid violation of, or in order to ensure compliance with, any applicable corporate, securities and other laws and regulation; provided, that in no event shall such refusal or delay be unreasonably withheld. Further, no notice shall be required of such pledge. At the Purchaser’s expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of Warrants and Warrant Shares may reasonably request in connection with a pledge or transfer of the Warrants or Warrant Shares.

(c) Certificates or statements evidencing the Warrant Shares shall not contain any legend (including the legend set forth in Section 4.1(b) hereof): (i) while a registration statement covering the resale of such security is effective under the Securities Act; or (ii) following any sale of such Warrant Shares pursuant to Rule 144 (assuming cashless exercise of the Warrants); or (iii) if such Warrant Shares are eligible for sale under Rule 144 (assuming cashless exercise of the Warrants); or (iv) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission). The Company shall cause its counsel to issue a legal opinion to the Transfer Agent or a Purchaser promptly if required by the Transfer Agent to effect the removal of the legend hereunder, or if requested by such Purchaser; provided, however, that if any such legal opinion relates to legend removal, or sale of Securities, pursuant to Rule 144, such opinion may contain a provision allowing Company counsel to withdraw the right of the addressee to rely on such legal opinion in the event that the such counsel delivers a written notice to the addressee that the Company has subsequently failed for any reason to satisfy the current public information requirement under Rule 144(c), to the extent that Rule 144(c) is then applicable. If all or any portion of a Warrant is exercised at a time when there is an effective registration statement to cover the resale of the Warrant Shares, or if such Warrant Shares may be sold under Rule 144 (assuming cashless exercise of the Warrants) or if such legend is not otherwise required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission) then such Warrant Shares shall be issued free of all legends. The Company agrees that following such time as such legend is no longer required under this Section 4.1(c), the Company will, no later than the earlier of (i) two (2) Trading Days and (ii) the number of Trading Days comprising the Standard Settlement Period (as defined below) following the delivery by a Purchaser to the Company or the Transfer Agent of a certificate representing Warrant Shares, as applicable, issued with a restrictive legend (such earlier date, the “Legend Removal Date”), deliver or cause to be delivered to such Purchaser a certificate representing such shares that is free from all restrictive and other legends. The Company may not make any notation on its records or give instructions to the Transfer Agent that enlarge the restrictions on transfer set forth in this Section 4. Warrant Shares subject to legend removal hereunder shall be transmitted by the Transfer Agent to the Purchaser by crediting the account of the Purchaser’s prime broker with the Depository Trust Company System as directed by such Purchaser. As used herein, “Standard Settlement Period” means the standard settlement period, expressed in a number of Trading Days, on the Company’s primary Trading Market with respect to the Common Stock as in effect on the date of delivery of a certificate representing Warrant Shares issued with a restrictive legend.

(d) In addition to such Purchaser’s other available remedies, the Company shall pay to a Purchaser, in cash, (i) as partial liquidated damages and not as a penalty, for each US$1,000 of Warrant Shares (based on the VWAP of the Common Stock on the date such securities are submitted to the Transfer Agent) delivered for removal of the restrictive legend and subject to Section 4.1(c), US$10 per Trading Day (increasing to US$20 per Trading Day five (5) Trading Days after such damages have begun to accrue) for each Trading Day after the Legend Removal Date until such certificate is delivered without a legend and (ii) if the Company fails to (a) issue and deliver (or cause to be delivered) to a Purchaser by the Legend Removal Date a certificate representing the securities so delivered to the Company by such Purchaser that is free from all restrictive and other legends and (b) if after the Legend Removal Date such Purchaser purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by such Purchaser of all or any portion of the number of shares of Common Stock, or a sale of a number of shares of Common Stock equal to all or any portion of the number of shares of Common Stock, that such Purchaser anticipated receiving from the Company without any restrictive legend, then an amount equal to the excess of such Purchaser’s total purchase price (including brokerage commissions and other out-of-pocket expenses, if any) for the shares of Common Stock so purchased (including brokerage commissions and other out-of-pocket expenses, if any) (the “Buy-In Price”) over the product of (A) such number of Warrant Shares that the Company was required to deliver to such Purchaser by the Legend Removal Date multiplied by (B) the lowest closing sale price of the Common Stock on any Trading Day during the period commencing on the date of the delivery by such Purchaser to the Company of the applicable Warrant Shares (as the case may be) and ending on the date of such delivery and payment under this Section 4.1(d).

(e) The Shares shall be issued free of legends.

4.2 Furnishing of Information.

(a) Until the earlier of the time that (i) no Purchaser owns Securities or (ii) all of the Warrants have expired, the Company covenants to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act even if the Company is not then subject to the reporting requirements of the Exchange Act.

(b) At any time during the period commencing from the six (6) month anniversary of the date hereof and ending at such time that all of the Warrant Shares (assuming cashless exercise) may be sold without the requirement for the Company to be in compliance with Rule 144(c)(1) and otherwise without restriction or limitation pursuant to Rule 144, if the Company (i) shall fail for any reason to satisfy the current public information requirement under Rule 144(c) or (ii) has ever been an issuer described in Rule 144(i)(1)(i) or becomes such an issuer in the future, and the Company shall fail to satisfy any condition set forth in Rule 144(i)(2) (a “Public Information Failure”) then, in addition to such Purchaser’s other available remedies, the Company shall pay to a Purchaser, in cash, as partial liquidated damages and not as a penalty, by reason of any such delay in or reduction of its ability to sell the Warrant Shares, an amount in cash equal to one percent (1.0%) of the aggregate Exercise Price of such Purchaser’s Warrants on the day of a Public Information Failure and on every thirtieth (30th) day (pro-rated for periods totaling less than thirty days) thereafter until the earlier of (a) the date such Public Information Failure is cured and (b) such time that such public information is no longer required for the Purchasers to transfer the Warrant Shares pursuant to Rule 144. The payments to which a Purchaser shall be entitled pursuant to this Section 4.2(b) are referred to herein as “Public Information Failure Payments.” Public Information Failure Payments shall be paid on the earlier of (i) the last day of the calendar month during which such Public Information Failure Payments are incurred and (ii) the third (3rd) Business Day after the event or failure giving rise to the Public Information Failure Payments is cured. In the event the Company fails to make Public Information Failure Payments in a timely manner, such Public Information Failure Payments shall bear interest at the rate of 1.5% per month (prorated for partial months) until paid in full. Nothing herein shall limit such Purchaser’s right to pursue actual damages for the Public Information Failure, and such Purchaser shall have the right to pursue all remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief.

4.3 Integration. The Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Securities in a manner that would require the registration under the Securities Act of the sale of the Warrants or Warrant Shares or that would be integrated with the offer or sale of the Securities for purposes of the rules and regulations of any Trading Market such that it would require shareholder approval prior to the closing of such other transaction unless shareholder approval is obtained before the closing of such subsequent transaction.

4.4 Securities Laws Disclosure; Publicity. The Company shall (a) on or prior to 9:00 a.m. (New York City time) on April 9, 2021, issue a press release disclosing the material terms of the transactions contemplated hereby, and (b) file a Current Report on Form 8-K, including the Transaction Documents as exhibits thereto, with the Commission within the time required by the Exchange Act. From and after the issuance of such press release, the Company represents to the Purchasers that it shall have publicly disclosed all material, non-public information delivered to any of the Purchasers by the Company or any of its Subsidiaries, or any of their respective officers, directors, employees or agents in connection with the transactions contemplated by the Transaction Documents. In addition, effective upon the issuance of such press release, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Company, any of its Subsidiaries or any of their respective officers, directors, agents, employees or Affiliates on the one hand, and any of the Purchasers or any of their Affiliates on the other hand, shall terminate. The Company and each Purchaser shall consult with each other in issuing any other press releases with respect to the transactions contemplated hereby, and neither the Company nor any Purchaser shall issue any such press release nor otherwise make any such public statement without the prior consent of the Company, with respect to any press release of any Purchaser, or without the prior consent of each Purchaser, with respect to any press release of the Company, which consent shall not unreasonably be withheld or delayed, except if such disclosure is required by law, in which case the disclosing party shall promptly provide the other party with prior notice of such public statement or communication. Notwithstanding the foregoing, the Company shall not publicly disclose the name of any Purchaser, or include the name of any Purchaser in any filing with the Commission or any regulatory agency or Trading Market, without the prior written consent of such Purchaser, except (a) as required by federal securities law in connection with the filing of final Transaction Documents with the Commission and (b) to the extent such disclosure is required by law or Trading Market or FINRA regulations, in which case the Company shall provide the Purchasers with prior notice of such disclosure permitted under this clause (b).

4.5 Shareholder Rights Plan. No claim will be made or enforced by the Company or, with the consent of the Company, any other Person, that any Purchaser is an “Acquiring Person” under any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or similar anti-takeover plan or arrangement in effect or hereafter adopted by the Company, or that any Purchaser could be deemed to trigger the provisions of any such plan or arrangement, by virtue of receiving Securities under the Transaction Documents or under any other agreement between the Company and the Purchasers.

4.6 Non-Public Information. Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents, which shall be disclosed pursuant to Section 4.4, the Company covenants and agrees that neither it, nor any other Person acting on its behalf will provide any Purchaser or its agents or counsel with any information that constitutes, or the Company reasonably believes constitutes, material non-public information, unless prior thereto such Purchaser shall have consented to the receipt of such information and agreed with the Company to keep such information confidential. The Company understands and confirms that each Purchaser shall be relying on the foregoing covenant in effecting transactions in securities of the Company. To the extent that the Company, any of its Subsidiaries, or any of their respective officers, directors, agents, employees or Affiliates delivers any material, non-public information to a Purchaser without such Purchaser’s consent, the Company hereby covenants and agrees that such Purchaser shall not have any duty of confidentiality to the Company, any of its Subsidiaries, or any of their respective officers, directors, agents, employees or Affiliates, or a duty to the Company, any of its Subsidiaries or any of their respective officers, directors, agents, employees or Affiliates not to trade on the basis of, such material, non-public information, provided that the Purchaser shall remain subject to applicable law. To the extent that any notice provided pursuant to any Transaction Document constitutes, or contains, material, non-public information regarding the Company or any Subsidiaries, the Company shall simultaneously file such notice with the Commission pursuant to a Current Report on Form 8-K. The Company understands and confirms that each Purchaser shall be relying on the foregoing covenant in effecting transactions in securities of the Company.

4.7 Use of Proceeds. Except as set forth on Schedule 4.7 attached hereto, the Company shall use the net proceeds from the sale of the Securities hereunder for working capital and capital expenditure purposes and shall not use such proceeds: (a) for the satisfaction of any portion of the Company’s debt (other than payment of trade payables in the ordinary course of the Company’s business and prior practices); (b) for the redemption of any shares of Common Stock or Common Stock Equivalents; (c) for the settlement of any outstanding litigation; or (d) in violation of FCPA or OFAC regulations.

4.8 Indemnification of Purchasers. Subject to the provisions of this Section 4.8, the Company will indemnify (to the fullest extent permitted by applicable law) and hold each Purchaser and its directors, officers, shareholders, members, managers, partners, employees and agents (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title), each Person who controls such Purchaser (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, shareholders, agents, members, partners or employees (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title) of such controlling persons (each, a “Purchaser Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation that any such Purchaser Party may suffer or incur as a result of or relating to (a) any breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement or in the other Transaction Documents or (b) any action instituted against the Purchaser Parties in any capacity, or any of them or their respective Affiliates, by any stockholder of the Company who is not an Affiliate of such Purchaser Party, with respect to any of the transactions contemplated by the Transaction Documents (unless such action is solely based upon a material breach of such Purchaser Party’s representations, warranties or covenants under the Transaction Documents or any agreements or understandings such Purchaser Party may have with any such stockholder or any violations by such Purchaser Party of state or federal securities laws or any conduct by such Purchaser Party which is finally judicially determined to constitute fraud, gross negligence, willful misconduct or malfeasance) or (c) in connection with any registration statement of the Company providing for the resale by the Purchasers of the Warrant Shares issued and issuable upon exercise of the Warrants, the Company will indemnify each Purchaser Party, to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, reasonable attorneys’ fees) and expenses, as incurred, arising out of or relating to (i) any untrue or alleged untrue statement of a material fact contained in such registration statement, any prospectus or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading, except to the extent, but only to the extent, that such untrue statements or omissions are based solely upon information regarding such Purchaser Party furnished in writing to the Company by such Purchaser Party expressly for use therein, or (ii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act or any state securities law, or any rule or regulation thereunder in connection therewith. If any action shall be brought against any Purchaser Party in respect of which indemnity may be sought pursuant to this Agreement, such Purchaser Party shall promptly notify the Company in writing, and the Company shall have the right to assume the defense thereof with counsel of its own choosing reasonably acceptable to the Purchaser Party. Any Purchaser Party shall have the right to employ one separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Purchaser Party except to the extent that (x) the employment thereof has been specifically authorized by the Company in writing, (y) the Company has failed after a reasonable period of time to assume such defense and to employ counsel or (z) in such action there is, in the reasonable opinion of counsel, a material conflict on any material issue between the position of the Company and the position of such Purchaser Party, in which case the Company shall be responsible for the reasonable fees and expenses of no more than one such separate counsel. The Company will not be liable to any Purchaser Party under this Agreement (1) for any settlement by a Purchaser Party effected without the Company’s prior written consent, which shall not be unreasonably withheld or delayed; or (2) to the extent, but only to the extent that a loss, claim, damage or liability is attributable to any Purchaser Party’s breach of any of the representations, warranties, covenants or agreements made by such Purchaser Party in this Agreement or in the other Transaction Documents. The indemnification required by this Section 4.8 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or are incurred. The indemnity agreements contained herein shall be in addition to any cause of action or similar right of any Purchaser Party against the Company or others and any liabilities the Company may be subject to pursuant to law.

4.9 Reservation of Common Stock. As of the date hereof, the Company has reserved and the Company shall continue to reserve and keep available at all times, free of preemptive rights, a sufficient number of shares of Common Stock for the purpose of enabling the Company to issue Shares pursuant to this Agreement and Warrant Shares pursuant to any exercise of the Warrants.

4.10 Listing of Common Stock. The Company hereby agrees to use best efforts to maintain the listing or quotation of the Common Stock on the Trading Market on which it is currently listed, and prior to the Closing, the Company shall have applied to list or quote all of the Shares and Warrant Shares on such Trading Market and concurrently with the Closing, secure the listing of all of the Shares and Warrant Shares on such Trading Market. The Company further agrees, if the Company applies to have the Common Stock traded on any other Trading Market, it will then include in such application all of the Shares and Warrant Shares, and will take such other action as is necessary to cause all of the Shares and Warrant Shares to be listed or quoted on such other Trading Market as promptly as possible. The Company will then take all action reasonably necessary to continue the listing and trading of its Common Stock on a Trading Market and will comply in all respects with the Company’s reporting, filing and other obligations under the bylaws or rules of the Trading Market. The Company agrees to maintain the eligibility of the Common Stock for electronic transfer through the Depository Trust Company or another established clearing corporation, including, without limitation, by timely payment of fees to the Depository Trust Company or such other established clearing corporation in connection with such electronic transfer.

4.11 Intentionally Omitted.

4.12 Subsequent Equity Sales.

(a) From the date hereof until one hundred twenty (120) days after the Closing Date, neither the Company nor any subsidiary of the Company shall issue, enter into any agreement to issue or announce the issuance or proposed issuance of any Common Stock or Common Stock Equivalents or file any registration statement, or amendment or supplement thereto, with the Commission, other than a prospectus filed with the Commission pursuant to Rule 424(b) in connection with this offering.

(b) From the date hereof until twelve (12) months after the Closing Date, the Company shall be prohibited from effecting or entering into an agreement to effect any issuance by the Company or any of its subsidiaries of Common Stock or Common Stock Equivalents (or a combination of units thereof) involving a Variable Rate Transaction. “Variable Rate Transaction” means a transaction in which the Company (i) issues or sells any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive additional Common Stock either (A) at a conversion price, exercise price or exchange rate or other price that is based upon and/or varies with the trading prices of or quotations for the Common Stock at any time after the initial issuance of such debt or equity securities, or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Common Stock or (ii) enters into, or effects a transaction under, any agreement, including, but not limited to, an equity line of credit, whereby the Company or any of its subsidiaries may issue securities at a future determined price; provided, however, the Company shall be prohibited from effecting or entering into an at-the-market offering or at-the-market facility from the date hereof until six (6) months after the Closing Date. Any Purchaser shall be entitled to obtain injunctive relief against the Company to preclude any such issuance, which remedy shall be in addition to any right to collect damages.

(c) Notwithstanding the foregoing, this Section 4.12 shall not apply in respect of an Exempt Issuance, except that no Variable Rate Transaction shall be an Exempt Issuance.

4.13 Equal Treatment of Purchasers. No consideration (including any modification of any Transaction Document) shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of the Transaction Documents unless the same consideration is also offered to all of the parties to the Transaction Documents. For clarification purposes, this provision constitutes a separate right granted to each Purchaser by the Company and negotiated separately by each Purchaser, and is intended for the Company to treat the Purchasers as a class and shall not in any way be construed as the Purchasers acting in concert or as a group with respect to the purchase, disposition or voting of Securities or otherwise.

4.14 Certain Transactions and Confidentiality. Each Purchaser, severally and not jointly with the other Purchasers, covenants that neither it nor any Affiliate acting on its behalf or pursuant to any understanding with it will execute any purchases or sales, including Short Sales of any of the Company’s securities during the period commencing with the execution of this Agreement and ending at such time that the transactions contemplated by this Agreement are first publicly announced pursuant to the initial press release as described in Section 4.4. Each Purchaser, severally and not jointly with the other Purchasers, covenants that until such time as the transactions contemplated by this Agreement are publicly disclosed by the Company pursuant to the initial press release as described in Section 4.4, such Purchaser will maintain the confidentiality of the existence and terms of this transaction and the information included in the Disclosure Schedules. Notwithstanding the foregoing and notwithstanding anything contained in this Agreement to the contrary, the Company expressly acknowledges and agrees that (i) no Purchaser makes any representation, warranty or covenant hereby that it will not engage in effecting transactions in any securities of the Company after the time that the transactions contemplated by this Agreement are first publicly announced pursuant to the initial press release as described in Section 4.4, (ii) no Purchaser shall be restricted or prohibited from effecting any transactions in any securities of the Company in accordance with applicable securities laws from and after the time that the transactions contemplated by this Agreement are first publicly announced pursuant to the initial press release as described in Section 4.4 and (iii) no Purchaser shall have any duty of confidentiality or duty not to trade in the securities of the Company to the Company or its Subsidiaries after the issuance of the initial press release as described in Section 4.4. Notwithstanding the foregoing, in the case of a Purchaser that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Purchaser’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Purchaser’s assets, the covenant set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Securities covered by this Agreement.

4.15 Capital Changes. Until the one (1) year anniversary of the Closing Date, the Company shall not undertake a reverse or forward stock split or reclassification of the Common Stock without the prior written consent of the Purchasers holding a majority in interest of the Shares, unless a reverse split is required to maintain compliance with the minimum bid price requirements of the Trading Market.

4.16 Exercise Procedures. The form of Notice of Exercise included in the Warrants set forth the totality of the procedures required of the Purchasers in order to exercise the Warrants. No additional legal opinion, other information or instructions shall be required of the Purchasers to exercise their Warrants. Without limiting the preceding sentences, no ink-original Notice of Exercise shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Notice of Exercise form be required by the Company in order to exercise the Warrants. The Company shall honor exercises of the Warrants and shall deliver Warrant Shares in accordance with the terms, conditions and time periods set forth in the Transaction Documents.

4.17 Form D; Blue Sky Filings. The Company agrees to timely file a Form D with respect to the Warrants and Warrant Shares as required under Regulation D and to provide a copy thereof, promptly upon request of any Purchaser. The Company shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to qualify the Warrants and Warrant Shares for, sale to the Purchasers at the Closing under applicable securities or “Blue Sky” laws of the states of the United States, and shall provide evidence of such actions promptly upon request of any Purchaser.

4.18 Registration Statement. Notwithstanding anything herein to the contrary, as soon as practicable (and in any event within 60 calendar days of the Closing Date), the Company shall file a registration statement on Form S-3 (or such other form as the Company is then eligible to use for such purpose) providing for the resale by the Purchasers of the Warrant Shares issued and issuable upon exercise of the Warrants. The Company shall use commercially reasonable efforts to cause such registration statement to become effective within 181 days following the Closing Date and to keep such registration statement effective at all times until no Purchaser owns any Warrants or Warrant Shares issuable upon exercise thereof.

4.19 Lock-Up. The Company shall not amend, modify, waive or terminate any provision of any of the Lock-Up Agreements except to extend the term of the lock-up period and shall enforce the provisions of each Lock-Up Agreement in accordance with its terms. If any officer or director that is a party to a Lock-Up Agreement breaches any provision of a Lock-Up Agreement, the Company shall promptly use its best efforts to seek specific performance of the terms of such Lock-Up Agreement.

4.20 Sales During Pre-Settlement Period. Notwithstanding anything herein to the contrary, if at any time on or after the time of execution of this Agreement by the Company and an applicable Purchaser, through, and including the time immediately prior to the Closing (the “Pre-Settlement Period”), such Purchaser sells to any Person all, or any portion, of any shares of Common Stock to be issued hereunder to such Purchaser at the Closing (collectively, the “Pre-Settlement Shares”), such Purchaser shall, automatically hereunder (without any additional required actions by such Purchaser or the Company), be deemed to be unconditionally bound to purchase, and the Company shall be deemed unconditionally bound to sell, such Pre-Settlement Shares to such Purchaser at the Closing; provided, that the Company shall not be required to deliver any Pre-Settlement Shares to such Purchaser prior to the Company’s receipt of the purchase price of such Pre-Settlement Shares hereunder; and provided further that the Company hereby acknowledges and agrees that the forgoing shall not constitute a representation or covenant by such Purchaser as to whether or not during the Pre-Settlement Period such Purchaser shall sell any shares of Common Stock to any Person and that any such decision to sell any shares of Common Stock by such Purchaser shall solely be made at the time such Purchaser elects to effect any such sale, if any.

ARTICLE V

MISCELLANEOUS

5.1 Termination. This Agreement may be terminated by any Purchaser, as to such Purchaser’s obligations hereunder only and without any effect whatsoever on the obligations between the Company and the other Purchasers, by written notice to the other parties, if the Closing has not been consummated on or before April 16, 2021; provided, however, that no such termination will affect the right of any party to sue for any breach by any other party (or parties).

5.2 Fees and Expenses. At the Closing, the Company has agreed to reimburse the Placement Agent for its legal fees, costs and expenses up to a maximum of US$100,000. Except as expressly set forth in the Transaction Documents to the contrary, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. The Company shall pay all Transfer Agent fees (including, without limitation, any fees required for same-day processing of any instruction letter delivered by the Company and any exercise notice delivered by a Purchaser), stamp taxes and other taxes and duties levied in connection with the delivery of any Securities to the Purchasers.

5.3 Entire Agreement. The Transaction Documents, together with the exhibits and schedules thereto, the Prospectus and the Prospectus Supplement, contain the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

5.4 Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of: (a) the time of transmission, if such notice or communication is delivered via facsimile at the facsimile number or email attachment at the email address as set forth on the signature pages attached hereto at or prior to 4:30 p.m. (New York City time) on a Trading Day, (b) the next Trading Day after the time of transmission, if such notice or communication is delivered via facsimile at the facsimile number or email attachment at the email address as set forth on the signature pages attached hereto on a day that is not a Trading Day or later than 4:30 p.m. (New York City time) on any Trading Day, (c) the second (2nd) Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as set forth on the signature pages attached hereto. To the extent that any notice provided pursuant to any Transaction Document constitutes, or contains, material, non-public information regarding the Company or any Subsidiaries, the Company shall simultaneously file such notice with the Commission pursuant to a Current Report on Form 8-K.

5.5 Amendments; Waivers. No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by the Company and Purchasers which purchased at least 50.1% in interest of the Shares based on the initial Subscription Amounts hereunder (or prior to the Closing, the Company and each Purchaser) or, in the case of a waiver, by the party against whom enforcement of any such waived provision is sought, provided that if any amendment, modification or waiver disproportionately and adversely impacts a Purchaser (or group of Purchasers), the consent of such disproportionately impacted Purchaser (or group of Purchasers) shall also be required. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right. Any proposed amendment or waiver that disproportionately, materially and adversely affects the rights and obligations of any Purchaser relative to the comparable rights and obligations of the other Purchasers shall require the prior written consent of such adversely affected Purchaser. Any amendment effected in accordance with this Section 5.5 shall be binding upon each Purchaser and holder of Securities and the Company.

5.6 Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

5.7 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of each Purchaser (other than by merger). Any Purchaser may assign any or all of its rights under this Agreement to any Person to whom such Purchaser assigns or transfers any Securities, provided that such transferee agrees in writing to be bound, with respect to the transferred Securities, by the provisions of the Transaction Documents that apply to the “Purchasers.”

5.8 No Third-Party Beneficiaries. The Placement Agent shall be the third party beneficiary of the representations and warranties of the Company in Section 3.1 and the representations and warranties of the Purchasers in Section 3.2. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except as otherwise set forth in Section 4.8, this Section 5.8 and/or the Placement Agency Agreement.

5.9 Governing Law. All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal Proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any Action or Proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such Action or Proceeding is improper or is an inconvenient venue for such Proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such Action or Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. If any party shall commence an Action or Proceeding to enforce any provisions of the Transaction Documents, then, in addition to the obligations of the Company under Section 4.8, the prevailing party in such Action or Proceeding shall be reimbursed by the non-prevailing party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such Action or Proceeding.

5.10 Survival. The representations and warranties contained herein shall survive the Closing and the delivery of the Securities.

5.11 Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party, it being understood that the parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

5.12 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

5.13 Rescission and Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) any of the other Transaction Documents, whenever any Purchaser exercises a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then such Purchaser may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights; provided, however, that in the case of a rescission of an exercise of a Warrant, the applicable Purchaser shall be required to return any shares of Common Stock subject to any such rescinded exercise notice concurrently with the return to such Purchaser of the aggregate exercise price paid to the Company for such shares and the restoration of such Purchaser’s right to acquire such shares pursuant to such Purchaser’s Warrant (including, issuance of a replacement warrant certificate evidencing such restored right).

5.14 Replacement of Securities. If any certificate or instrument evidencing any Securities is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof (in the case of mutilation), or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction. The applicant for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs (including customary indemnity) associated with the issuance of such replacement Securities and provide such indemnity as may be required and determined under the Company’s policy as set by the Board of Directors.

5.15 Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Purchasers and the Company will be entitled to specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations contained in the Transaction Documents and hereby agree to waive and not to assert in any Action for specific performance of any such obligation the defense that a remedy at law would be adequate.

5.16 Payment Set Aside. To the extent that the Company makes a payment or payments to any Purchaser pursuant to any Transaction Document or a Purchaser enforces or exercises its rights thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other Person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

5.17 Independent Nature of Purchasers’ Obligations and Rights. The obligations of each Purchaser under any Transaction Document are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance or non-performance of the obligations of any other Purchaser under any Transaction Document. Nothing contained herein or in any other Transaction Document, and no action taken by any Purchaser pursuant hereto or thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. Each Purchaser shall be entitled to independently protect and enforce its rights including, without limitation, the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any Proceeding for such purpose. Each Purchaser has been represented by its own separate legal counsel in its review and negotiation of the Transaction Documents. For reasons of administrative convenience only, each Purchaser and its respective counsel have chosen to communicate with the Company through Harter Secrest. Harter Secrest does not represent any of the Purchasers and only represents the Placement Agent. The Company has elected to provide all Purchasers with the same terms and Transaction Documents for the convenience of the Company and not because it was required or requested to do so by any of the Purchasers. It is expressly understood and agreed that each provision contained in this Agreement and in each other Transaction Document is between the Company and a Purchaser, solely, and not between the Company and the Purchasers collectively and not between and among the Purchasers.

5.18 Liquidated Damages. The Company’s obligations to pay any partial liquidated damages or other amounts owing under the Transaction Documents is a continuing obligation of the Company and shall not terminate until all unpaid partial liquidated damages and other amounts have been paid notwithstanding the fact that the instrument or security pursuant to which such partial liquidated damages or other amounts are due and payable shall have been canceled.

5.19 Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then such action may be taken or such right may be exercised on the next succeeding Business Day.

5.20 Construction. The parties agree that each of them and/or their respective counsel have reviewed and had an opportunity to revise the Transaction Documents and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the Transaction Documents or any amendments thereto. In addition, each and every reference to share prices and shares of Common Stock in any Transaction Document shall be subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Common Stock that occur after the date of this Agreement.

5.21 WAIVER OF JURY TRIAL. IN ANY ACTION, SUIT, OR PROCEEDING IN ANY JURISDICTION BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY, THE PARTIES EACH KNOWINGLY AND INTENTIONALLY, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND EXPRESSLY WAIVES FOREVER TRIAL BY JURY.

(Signature Pages Follow)

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

NOVO INTEGRATED SCIENCES, INC.		Address for Notice:

Novo Integrated Sciences, Inc.
By:		11120 NE 2nd Street, Suite 100
Name:	Robert Mattacchione	Bellevue, WA 98004
Title:	Chief Executive Officer	Attn: Robert Mattacchione
Robert.mattacchione@novointegrated.com

With a copy to (which shall not constitute notice):

Anthony L.G., PLLC

625 N. Flagler Drive, Suite 600

West Palm Beach, FL 33401

Attn: Laura Anthony, Esq.

lanthony@anthonypllc.com

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

SIGNATURE PAGE FOR PURCHASER FOLLOWS]

[PURCHASER SIGNATURE PAGES TO THE SECURITIES PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser: ________________________________________________________

Signature of Authorized Signatory of Purchaser: _________________________________

Name of Authorized Signatory: _______________________________________________

Title of Authorized Signatory: ________________________________________________

Email Address of Authorized Signatory: _________________________________________

Facsimile Number of Authorized Signatory: __________________________________________

Address for Notice to Purchaser:

Address for Delivery of Warrants to Purchaser (if not same as address for notice):

DWAC for Shares:

Subscription Amount: US$_________________

Shares: _________________

Warrant Shares: __________________

EIN Number: _______________________

[  ] Notwithstanding anything contained in this Agreement to the contrary, by checking this box (i) the obligations of the above-signed to purchase the securities set forth in this Agreement to be purchased from the Company by the above-signed, and the obligations of the Company to sell such securities to the above-signed, shall be unconditional and all conditions to Closing shall be disregarded, (ii) the Closing shall occur on the second (2nd) Trading Day following the date of this Agreement and (iii) any condition to Closing contemplated by this Agreement (but prior to being disregarded by clause (i) above) that required delivery by the Company or the above-signed of any agreement, instrument, certificate or the like or purchase price (as applicable) shall no longer be a condition and shall instead be an unconditional obligation of the Company or the above-signed (as applicable) to deliver such agreement, instrument, certificate or the like or purchase price (as applicable) to such other party on the Closing Date.

[SIGNATURE PAGES CONTINUE]

Novo Integrated Sciences, Inc. Disclosure Schedules

April 9, 2021

These Disclosure Schedules are delivered pursuant to the Securities Purchase Agreement, dated as of the date first set forth above (the “Purchase Agreement”), by and among Novo Integrated Sciences, Inc., a Nevada corporation (the “Company”, “us”, “our”, “we” or words of similar import) and each purchaser identified on the signature pages thereto (each, including its successors and assigns, a “Purchaser” and collectively the “Purchasers”). The titles used herein are merely for convenience and are not to be read as part of the Purchase Agreement or the disclosures.

Capitalized terms used herein that are not otherwise defined herein shall have the meanings set forth in the Purchase Agreement, of which these Disclosure Schedule are a part. These Disclosure Schedules supersede and replace any other schedules or document lists previously furnished by the Company to the Purchasers.

Section 3.1(a) – Subsidiaries

Company	Jurisdiction of Incorporation or Organization
Novo Healthnet Limited	Ontario, Canada
Novo Healthnet Rehab Limited	Ontario, Canada
Novo Healthnet Kemptville Centre, Inc. (1)	Ontario, Canada
Novo Assessments Inc.	Ontario, Canada
Novomerica Health Group, Inc.	Nevada

(1)	Novo Healthnet Limited owns an 80% interest in Novo Healthnet Kemptville Centre, Inc.

70% controlling interest in Novo Earth Therapeutics Inc. (New Brunswick Canada corp.) (no current operations). Formed for industrial hemp farming joint venture with Harvest Gold Farms, Inc which has other 30% interest.

Section 3.1(g) - Capitalization.

●	Authorized stock:

○	500,000,000 shares of capital stock with a par value of $0.001 per share, consisting of:

■	499,000,000 shares of Common Stock, par value of $0.001 per share; and

■	1,000,000 shares of preferred stock, par value of $0.001 per share, which may, at the sole discretion of the Board of Directors be issued in one or more series (the “Preferred Stock”).

●	As of April 4, 2021, there were 23,911,511 shares of Common Stock issued and outstanding.

●	No shares of Preferred Stock were issued or outstanding as of April 4, 2021.

●	Shares of our common stock subject to options or warrants currently exercisable or exercisable within 60 days of April 4, 2021 are deemed outstanding for calculating the percentage of outstanding shares of the person holding these options or warrants, but are not deemed outstanding for calculating the percentage of any other person.

●	Percentage of beneficial ownership is based upon 23,911,511 shares of our common stock outstanding as of April 4, 2021.

Name	Number	Percentage
Robert Mattacchione (1)	12,933,562	54.1%
Christopher David (2)	1,281,950	5.4%
Pierre Dalcourt (3)	3,387,793	14.2%
Michael Gaynor (4)	1,743,713	7.3%
Robert Oliva(5)	389,517	1.6%
Michael Pope (6)	33,000	0.1%
Alex Flesias (7)	19,800	0.1%

(1)	Represents (i) 12,908,562 shares owned by ALMC-ASAP Holdings, Inc. (“ALMC”), and (ii) 25,000 shares that may be acquired upon exercise of vested options held by Ms. Emily Mattacchione, Mr. Mattacchione’s spouse. ALMC is wholly owned by the Mattacchione Family Trust. Mr. Mattacchione is the trustee of the Mattacchione Family Trust, with voting and depository power over these shares. Mr. Mattacchione is the Company’s Chairman of the Board and Chief Executive Officer.

(2)	Includes 1,200,000 shares that may be acquired upon exercise of vested options.

(3)	Represents shares owned by 1218814 Ontario Inc., which is 50% owned by Dr. Pierre Dalcourt, a member of the Company’s Board, and 50% owned by Ms. Amanda Dalcourt, Dr. Dalcourt’s spouse. 1218814 Ontario Inc.’s shares are held by the Dalcourt Family Trust. Dr. Dalcourt and Ms. Dalcourt are co-trustees of the Dalcourt Family Trust and share voting and depository power over these shares.

(4)	Represents shares owned by Michael Gaynor Family Trust. Mr. Gaynor is trustee of Michael Gaynor Family Trust and has voting and depository power over these shares.

(5)	Includes 194,800 shares that may be acquired upon exercise of vested options.

(6)	The number of shares beneficially owned by Mr. Pope includes: options to purchase 52,500 shares of our Common Stock at prices ranging from $0.84 to $5.88.

(7)	The number of shares beneficially owned by Mr. Flesias includes: options to purchase 19,800 shares of our Common Stock at an exercise price of $3.80 per share.

As of April 4, 2021, there are outstanding options to purchase 1,849,600 shares of our common stock issuable upon the exercise of non-qualified stock options granted to key employees, officers and directors at a weighted average exercise price of $2.29, with a weighted average remaining contractual life 3.64 years.

Issuances of any capital stock since the Company’s most recently filed periodic report under the Exchange Act:

●	On December 15, 2020, the Company issued 240,000 restricted shares of Common Stock in connection with an asset purchase.

●	On February 1, 2021, the Company completed a 1-for-10 reverse split of the Common Stock and in connection therewith issued 957 shares of Common Stock as a result of rounding up fractional shares.

●	The Company issued 7,500 shares of Common Stock as a result of an exercise of stock options. The exercise price was paid on February 8, 2021 and the shares were issued on March 1, 2021.

●	The Company issued 100,000 restricted shares of Common Stock on March 1, 2021 to Maxim Group, LLC, pursuant to the Company’s Advisory LOE with Maxim Group, LLC dated July 31, 2020.

●	On March 23, 2021 the Company issued 9,913 shares of Common Stock were issued to Laura Anthony pursuant to the Plan (as defined below). These shares were issued in exchange for forgiveness of debt owed to Anthony L.G., PLLC, the Company’s counsel, which debt was assigned to Ms. Anthony and then exchanged for these shares.

Issuance and sale of the Shares will not obligate the Company or any Subsidiary to issue shares of Common Stock or other securities to any Person (other than the Purchasers): None

Outstanding securities or instruments of the Company or any Subsidiary that contain any redemption or similar provisions, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to redeem a security of the Company or such Subsidiary: None

Stockholders agreements, voting agreements or other similar agreements with respect to the Company’s capital stock to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s stockholders: None

Warrants: None

Equity Incentive Plan: On February 9, 2021, our Board of Directors and stockholders holding a majority of our outstanding common stock approved the Novo Integrated Sciences, Inc. 2021 Equity Incentive Plan (the “2021 Plan”). Under the 2021 Plan, a total of 4,500,000 shares of common stock are authorized for issuance pursuant to the grant of stock options, stock appreciation rights, restricted stock, restricted stock units, performance units, performance shares or other cash- or stock-based awards to officers, directors, employees and eligible consultants to the Company or its subsidiaries. Subject to adjustment as provided in the 2021 Plan, the maximum aggregate number of shares that may be issued under the 2021 Plan will be cumulatively increased on January 1, 2022 and on each subsequent January 1 through and including January 1, 2023, by a number of shares equal to the smaller of (i) 3% of the number of shares of common stock issued and outstanding on the immediately preceding December 31, or (ii) an amount determined by our Board of Directors. As of April 4, 2021, the 2021 Plan has 4,490,087 shares are available for award and no options to purchase shares of our common stock have been granted under the 2021 Plan.

Schedule 3.1(j) Litigation.

None.

Schedule 3.1(p) Intellectual Property.

Intellectual Property Asset Purchase Agreement

On December 17, 2019, the Company entered into that certain Intellectual Property Asset Purchase Agreement (the “APA”) by and between the Company and 2731861 Ontario Corp. (the “Seller”), pursuant to which the Company agreed to purchase, and Seller agreed to sell (the “Acquisition”), proprietary designs for an innovative cannabis dosing device, in addition to designs, plans, procedures, and all other material pertaining to the application, construction, operation, and marketing of a cannabis business under the regulations of Health Canada (the “Intellectual Property”). Pursuant to the terms of the APA, the purchase price of the Intellectual Property is 8,000,000 shares of restricted common stock of the Company. The Acquisition closed on December 17, 2019.

Cloud DX Inc. License Agreement

On February 26, 2019, the Company and NHL entered into a Software License Agreement (the “Cloud DX License”) with Cloud DX Inc. (“Cloud DX”), pursuant to which Cloud DX agreed to sell, and NHL agreed to purchase, a fully paid up, perpetual license, with 5-year conditional exclusivity, for the Cloud DX Bundled Pulsewave PAD-1A USB Blood Pressure Device, up-to-date product releases and Licensed Software Products (the “Licensed Software”). Pursuant to the terms of the Cloud DX License, Cloud DX also agreed to sell, and NHL agreed to purchase, 4,000 fully functional Pulsewave PAD 1A USB blood pressure monitor devices bundled with the perpetual license discussed above (the “Bundled Devices”).

Generic primary and sub-primary drug formulations (known as bioequivalence).

On December 11, 2020, the Company and 2794512 Ontario Ltd., an Ontario Canada corporation, entered into an Asset Purchase Agreement pursuant to which the Company acquired generic primary and sub-primary drug formulations (known as bioequivalence) of name brand pharmaceutical reference products related to usage as injectables, ophthalmic, and topical applications. The Company issued 240,000 shares of common stock for this asset purchase that were valued at $876,000.

Assignment of Joint Venture Agreement

On January 7, 2019, 2478659 Ontario Ltd. (“247”) and Kainai Cooperative (“Kainai”) entered into a Joint Venture Agreement (the “Joint Venture Agreement”) for the purpose of developing, managing and arranging for financing of greenhouse and farming projects involving hemp and cannabis cash crops on Kainai related lands, and developing additional infrastructure projects creating jobs and food supply to local communities. On January 8, 2019, we and 247 entered into an Agreement of Transfer and Assignment, pursuant to which 247 agreed to sell, assign and transfer to the Company all rights, contracts, contacts and any and all other assets related in any way to the Joint Venture Agreement. Pursuant to the terms of the Joint Venture Agreement, as assigned to us, the parties will work in a joint venture relationship with the Company providing the finance, development and operation of the project, including sales, and Kainai providing the land and approvals for the development of the projects. The joint venture will distribute to the Company and Kainai all net proceeds after debt and principal servicing and repayment allocation, as well as operating capital allotment, on a ratio equal to 80% to the Company and 20% to Kainai. The Joint Venture Agreement has an initial term of 50 years and Kainai may renew the Joint Venture Agreement within five years of the expiry of the initial term upon mutual agreement. On January 30, 2019, pursuant to the terms of the Joint Venture Agreement, the Company issued 12,000,000 restricted common shares to 247 with a value of $21,600,000.

U.S. LA Fitness License Agreement & Guaranty

On September 24, 2019, Novomerica Health Group Inc. (“Novomerica”), a wholly owned subsidiary of the Company, entered into a Master Facility License Agreement with Fitness International, LLC and Fitness & Sports Clubs, LLC (together with Fitness International, LLC, “LA Fitness U.S.”). The Master Facility License Agreement was amended on February 4, 2020, pursuant to the terms of that certain First Amendment to Master Facility License Agreement between Novomerica and Fitness International, LLC (“U.S. License Agreement”).

Pursuant to the terms of the U.S. License Agreement, the parties agreed that from time to time as set forth in the U.S. License Agreement or as the parties otherwise agree, Novomerica may wish to identify sublicensees to provide certain services in facilities operated by LA Fitness U.S., and LA Fitness U.S. may desire to grant to such sublicenses the right to do the same. Upon execution of applicable documentation as may be required by the U.S. License Agreement, the sublicensee (which may be Novomerica, if Novomerica desires to provide Services (as hereinafter defined) itself) shall have the right, subject to the terms of the U.S. License Agreement, to (i) occupy and use, on an exclusive basis, for the purposes of providing outpatient physical and/or occupational therapy as provided in the U.S. License Agreement (the “Services”), with the applicable LA Fitness U.S. facility, and (ii) access and use, on a non-exclusive basis, for the purpose of providing the Services, the applicable facility’s equipment and a pool lane, and (iii) use, on a non-exclusive basis, the applicable facility’s common areas solely as necessary to access the facility’s service area, equipment and a pool lane.

Pursuant to the terms of the U.S. License Agreement, five separate initial licenses in Ohio were granted. Novomerica agreed to develop and open for business (a) at least two of such facilities by June 30, 2020, (b) at least two additional facilities by September 30, 2020, and (c) the final remaining facility by December 31, 2020 (“U.S. Development Schedule”). Pursuant to the terms of the U.S. License Agreement, in the event that Novomerica fails to meet the U.S. Development Schedule, the initial licenses that Novomerica has developed and opened for business will remain unaffected; however, Novomerica will lose the right to develop the remaining licenses.

With respect to each license granted under the U.S. License Agreement, for the period beginning as of the commencement date of each such license and continuing until the expiration or earlier termination of such license, Novomerica shall pay to LA Fitness U.S. a monthly payment in an agreed upon amount.

Unless sooner terminated as provided in the U.S. License Agreement, the term of the U.S. License Agreement shall expire simultaneously with the expiration of earlier termination of the License Term (as such term is defined in the U.S. License Agreement) of the last remaining license granted under the U.S. License Agreement.

Pursuant to the terms of the U.S. License Agreement, the Company agreed to execute that certain Guaranty Agreement (the “U.S. Guaranty”) dated September 24, 2019 by and between the Company and LA Fitness U.S. Pursuant to the terms of the U.S. Guaranty, the Company irrevocably guaranteed the full, unconditional and prompt payment and performance of all of Novomerica’s obligations and liabilities under the U.S. License Agreement.

Canada LA Fitness License Agreement & Guaranty

On September 24, 2019, NHL entered into a Master Facility License Agreement with LAF Canada Company (“LA Fitness Canada”). The Master Facility License Agreement was amended on February 4, 2020, pursuant to the terms of that certain First Amendment to Master Facility License Agreement between NHL and LA Fitness Canada (“Canada License Agreement”).

Pursuant to the terms of the Canada License Agreement, the parties agreed that from time to time as set forth in the Canada License Agreement or as the parties otherwise agree, NHL may wish to identify sublicensees to provide certain services in facilities operated by LA Fitness Canada, and LA Fitness Canada may desire to grant to such sublicensees the right to do the same. Upon execution of applicable documentation as may be required by the Canada License Agreement, the sublicensee (which may be NHL, if NHL desires to provide Services (as hereinafter defined) itself) shall have the right, subject to the terms of the Canada License Agreement, to (i) occupy and use, on an exclusive basis, for the purposes of providing the Services, with the applicable LA Fitness Canada facility, and (ii) access and use, on a non-exclusive basis, for the purpose of providing the Services, the applicable facility’s equipment and a pool lane, and (iii) use, on a non-exclusive basis, the applicable facility’s common areas solely as necessary to access the facility’s service area, equipment and a pool lane.

Pursuant to the terms of the Canada License Agreement, 17 separate initial licenses in Ontario, Canada and Alberta, Canada were granted. NHL agreed to develop and open for business (a) at least four of such facilities by March 31, 2020, (b) at least six additional facilities by June 30, 2020, (c) at least six additional facilities by September 30, 2020, and (4) the final remaining facility by December 31, 2020 (the “Canada Development Schedule”). Pursuant to the terms of the Canada License Agreement, in the event that NHL fails to meet the Canada Development Schedule, the initial licenses that NHL has developed and opened for business will remain unaffected; however, NHL will lose the right to develop the remaining licenses.

With respect to each license granted under the Canada License Agreement, for the period beginning as of the commencement date of each such license and continuing until the expiration or earlier termination of such license, NHL shall pay to LA Fitness Canada a monthly payment in an agreed upon amount.

Unless sooner terminated as provided in the Canada License Agreement, the term of the Canada License Agreement shall expire simultaneously with the expiration of earlier termination of the License Term (as such term is defined in the Canada License Agreement) of the last remaining license granted under the Canada License Agreement.

Pursuant to the terms of the Canada License Agreement, the Company agreed to execute that certain Guaranty Agreement (the “Canada Guaranty”) dated September 24, 2019 by and between the Company and LA Fitness Canada. Pursuant to the terms of the Canada Guaranty, the Company irrevocably guaranteed the full, unconditional and prompt payment and performance of all of NHL’s obligations and liabilities under the Canada License Agreement.

Joint Venture Agreement

On December 19, 2019, the Company entered into that certain Joint Venture Agreement (the “JV Agreement”) between the Company and Harvest Gold Farms Inc. (“HGF”) relating to the development, management and arrangement of medicinal farming projects involving hemp and cannabis cash crops (the “Project”). Pursuant to the terms of the JV Agreement, the parties agreed to work in a joint venture relationship, with the Company providing the development and operation of the Project, including sales, and HGF providing the land, farming expertise, biomass and necessary approvals for the development of the Project.

The initial term of the JV Agreement will, unless sooner terminated by consent of all parties, expire in five years from the effective date of the JV Agreement. The Company and HGF may renew the JV Agreement within two years of the expiration of the initial term upon mutual understanding.

Each of the parties agreed to contribute to the start-up of the joint venture (the “JV”) as follows:

●	The Company:

	○	Complete and finalize a business plan and layout plans, a detailed procurement project binder and an implementation and roll-out plan.
	○	Make arrangements for construction and financing options of any facilities required for the profitable farming of medicinal crops or related facilities.
	○	Direct project finance model and selection of engineering, procurement, construction contracts and management service providers.
	○	Arrange for product purchase contracts.

●	HGF:

	○	Provide the land and approvals for greenhouse (if necessary), open field farming and other facilities as required.
	○	Arrange for all required titled land for greenhouses and outdoor agriculture platforms.
	○	Arrange for all building permits, environmental approvals and HGF internal approvals including confirmation of tax-free JV status for the duration of the proposal (if possible).
	○	Provide elite farming expertise for the purposes of maximizing potential profits, inclusive of harvesting techniques and process flow and engineering.

Pursuant to the terms of the JV Agreement, the Company agreed to maintain all financial records (in U.S. GAAP) of the JV, to provide quarterly and annual reporting to all JV stakeholders, and to assign and direct operational staff from onset to agreement termination. The Company agreed to pay HGF 30% of net JV income on an annual basis commencing 12 months after the first full 12-month revenue period, and to purchase product from the JV at a price of cost plus 5%.

In addition, the Company agreed to issue 2,000,000 shares of Company common stock upon achievement of $25,000,000 of net profit by the JV each fiscal year. Such common stock will be delivered to HGF via Novo Healthnet Limited exchangeable preferred shares. Any Company common stock issued to HGF will be subject to pro-rata adjustment in the event that the Company approves, prior to the issuance date, any forward stock split, reverse stock split or other capitalization restructure.

HGF agreed, among other things, to grow medicinal agriculture crop at the highest standard, subject to independent third party biomass testing, in the most profitable manner while maintaining the standards of excellence required to maintain elite status, and to provide a minimum of 7,000 acres for the Primary Project. All staffing, including but not limited to, management, specialized or general labor requirements for farming will be the sole responsibility of HGF.

Schedule 3.1(aa) Solvency/Indebtedness.

All outstanding secured and unsecured Indebtedness of the Company or any Subsidiary, or for which the Company or any Subsidiary has commitments:

●	Notes payable at February 28, 2021 and August 31, 2020 consisted of the following:

	February 28,	August 31,
	2021	2020
Note payable issued under the Paycheck Protection Program of the Coronavirus Aid, Relief and Economic Security (“CARES”) Act. The loan has terms of 24 months and accrues interest at 1% per annum. The Company expects some or all of this loan to be forgiven as provided by in the CARES Act.	$21,900	$21,900

Government loans issued under the Government of Canada’s Canada Emergency Business Account (“CEBA”) program (A).	62,808	61,392
	$84,708	$83,292

(A)	The Government of Canada launched the Canada Emergency Business Account loan to ensure that small businesses have access to the capital that they need during the current challenges faced due to the COVID-19 virus. The Company obtained CAD$80,000 loan (US$62,808 at February 28, 2021), which is unsecured, non-interest bearing and due on or before December 31, 2022. If the loan amount is paid on or before December 31, 2022, 25% of the loan will be forgiven (“Early Payment Credit”). In the event that the Company does not repay 75% of such term debt on or before December 31, 2022, the Early Payment Credit will not apply.

●	On September 30, 2013, the Company issued five debentures totaling CAD$6,402,512 (approximately $6,225,163 on September 30, 2013) in connection with the acquisition of certain business assets. The holders of the debentures are current stockholders, officers and/or affiliates of the Company. The debentures are secured by all the assets of the Company, accrue interest at 8% per annum and were originally due on September 30, 2016. On December 2, 2017, the debenture holders agreed to extend the due date to September 30, 2019. On September 27, 2019, the debenture holders agreed to extend the due date to September 30, 2021.

●	On January 31, 2018, the debenture holders converted 75% of the debenture value of $3,894,809 plus accrued interest of $414,965 into 1,047,587 shares of the Company’s common stock. The per share price used for the conversion of each debenture was $4.11 which was determined as the average price of the five (5) trading days immediately preceding the date of conversion with a 10% premium added to the calculated per share price.

●	On July 21, 2020, the Company made a partial repayment of a debenture due to a related party of $267,768.

●	At February 28, 2021 the amount of debentures due to related parties outstanding was $974,017.

●	At February 28, 2021 the amount of various notes and loans owed to directors, officers and other related parties was $459,269.

Any liabilities for borrowed money or amounts owed in excess of $50,000 (other than trade accounts payable incurred in the ordinary course of business):

●	None other than the above.

All guaranties, endorsements and other contingent obligations in respect of indebtedness of others, whether or not the same are or should be reflected in the Company’s consolidated balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business:

●	None.

Present value of any lease payments in excess of $50,000 due under leases required to be capitalized in accordance with GAAP:

The Company determines whether a contract is or contains a lease at inception of the contract and whether that lease meets the classification criteria of a finance or operating lease. When available, the Company uses the rate implicit in the lease to discount lease payments to present value; however, most of the Company’s leases do not provide a readily determinable implicit rate. Therefore, the Company discounts lease payments based on an estimate of its incremental borrowing rate.

The Company leases its corporate office space and certain facilities under long-term operating leases expiring through fiscal year 2028. Effective March 1, 2019, the Company adopted the provision of ASC 842 Leases.

The table below presents the lease related assets and liabilities recorded on the Company’s condensed consolidated balance sheets as of February 28, 2021 and August 31, 2020:

		February 28,	August 31,
	Classification on Balance Sheet	2021	2020
Assets
Operating lease assets	Operating lease right of use assets	$2,563,459	$2,810,556
Total lease assets		$2,563,459	$2,810,556

Liabilities
Current liabilities
Operating lease liability	Current operating lease liability	$526,062	$563,793
Noncurrent liabilities
Operating lease liability	Long-term operating lease liability	2,063,546	2,266,887
Total lease liability		$2,589,608	$2,830,680

Lease obligations at February 28, 2021 consisted of the following:

Twelve Months Ending February 28,
2022	$753,651
2023	643,569
2024	486,179
2025	365,417
2026	304,567
Thereafter	674,722
Total payments	3,228,105
Amount representing interest	(638,498)
Lease obligation, net	2,589,608
Less lease obligation, current portion	(526,062)
Lease obligation, long-term portion	$2,063,546

The lease expense for the six months ended February 28, 2021 and February 29, 2020 was $415,643 and $382,909, respectively. The cash paid under operating leases for the six months ended February 28, 2021 and February 29, 2020 was $410,175 and $374,180, respectively. At February 28, 2021, the weighted average remaining lease terms were 5.72 years and the weighted average discount rate was 8%.

Schedule 4.7 Use of Proceeds

None.